UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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GRANITE CONSTRUCTION INCORPORATED

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GRANITE CONSTRUCTION INCORPORATED
585 West Beach Street
Watsonville, California 95076

Notice of Annual Meeting of Shareholders

April 3, 2009

Date:	Friday, May 15, 2009
Time:	10:30 a.m., Pacific Daylight Time
Place:	Embassy Suites 1441 Canyon Del Rey Seaside, California 93955

Purposes of the Meeting:

•	To elect two (2) directors for the ensuing three-year term;

•	To act upon a proposal to amend the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan;

•	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	To consider any other matters properly brought before the meeting.

Who May Attend the Meeting?

Only shareholders, persons holding proxies from shareholders and invited representatives of the media and financial community may attend the meeting.

What to Bring:

If you received a Notice of Internet Availability of Proxy Materials, please bring that Notice with you. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust bank, or nominee that confirms you are the beneficial owner of those shares.

Record Date:

March 20, 2009 is the record date for the meeting. This means that if you own Granite stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

We have included a copy of the Annual Report on Form 10-K for the fiscal year that ended December 31, 2008 with the proxy solicitation materials on Granite’s website. The annual report is not part of the proxy solicitation materials.

Shareholder List:

For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relative to the meeting during regular business hours at Granite’s headquarters located at 585 West Beach Street, Watsonville, CA 95076. The shareholder list will also be available at the annual meeting.

Information about the Notice of Internet Availability of Proxy:

This year, except for persons who have shares in Granite’s Profit Sharing and 401(k) Plan (“401(k) Participants”), instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we will provide access to these materials in a fast and efficient manner via the internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on April 3, 2009, we will begin mailing a Notice of Internet Availability of Proxy Materials to those shareholders of record as of March 20, 2009, other than 401(k) Participants, and we will post our proxy materials on the website referenced in the notice (http://www.cfpproxy.com/5195). On or about April 13, 2009 we will mail a second notice to shareholders, other than 401(k) Participants, which will also include a proxy card. All shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. In addition, the notices and website provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented at the annual meeting even if you plan to attend the meeting. Shareholders, with the exception of 401(k) Participants, can vote by internet, telephone or by using the proxy card that is enclosed with the second notice. Granite’s 401(k) Participants, as in the past, will receive a package in the mail that includes all proxy materials and the proxy card. You may revoke your proxy without affecting your right to vote in person if you decide to attend the meeting. Your proxy card has specific instructions on how to vote.

To get directions to the 2009 Annual Meeting of Shareholders, call our Investor Relations Department at 831.761.4714.

By Order of the Board of Directors,

Michael Futch
Vice President, General Counsel and Secretary

Page
No.

1	Proxy Statement
1	Voting Information
1	Who Pays for this Solicitation?
1	Who Can Vote?
1	Voting Procedures
3	After I Return My Proxy Card Can I Change or Revoke My Proxy?
3	Can I Vote at the Annual Meeting instead of Voting by Proxy?
3	What Constitutes a Quorum?
3	Who Supervises the Voting at the Meeting?
3	The Board of Directors
3	Election of Directors
4	Nominees for Election of Directors with Terms Expiring at the 2009 Annual Meeting
5	Continuing Directors with Terms Expiring at the 2010 Annual Meeting
6	Continuing Directors with Terms Expiring at the 2011 Annual Meeting
7	Information about the Board of Directors and Corporate Governance
7	Committees of the Board
8	Role of the Compensation Consultant
9	Executive Sessions and the Presiding Director
9	Board of Directors’ Nomination Policy
11	Director Independence
12	Board and Annual Shareholder Meeting Attendance
12	Communications with the Board
12	Code of Conduct
13	Granite Website
13	Executive and Director Compensation and Other Matters
13	Compensation Discussion and Analysis
13	Compensation Philosophy
14	Objective of the Compensation Program
14	Market Data Considered in Determining Executive Compensation
15	Compensation Elements and Reasons for Payment
17	Table 1 – Incentive Weighting (Corporate and Division Incentive Programs) and Opportunity – 2008
17	Corporate Incentive Program: Performance Measures and Mechanics
20	Table 2 – Actual Payouts in March 2009 for 2008 Performance
20	Division Incentive Program Performance: Performance Measures and Mechanics
21	Table 3 – Incentive Compensation (Cash and Restricted Stock) Earned under the Corporate and Division Incentive Programs in 2008
21	Profit Sharing Bonus
22	Policy Regarding Recovery of Award if Basis Changes Because of Restatement
22	Nonqualified Deferred Compensation
23	All Other Compensation
23	Impact of Accounting and Tax Treatments of a Particular Form of Compensation
24	2009 Executive Compensation Program
24	Severance Arrangement
25	Change-in-Control Arrangements

Page
No.

26	Role of NEOs in Determining Executive Compensation
26	Role of the Compensation Consultant
27	Compensation Committee Report
28	Summary Compensation Table – 2008
30	All Other Compensation – 2008
31	Grants of Plan-Based Awards – 2008
33	Outstanding Equity Awards at Fiscal Year End – 2008
34	Stock Vested – 2008
35	Nonqualified Deferred Compensation – 2008
36	Potential Payments upon Termination or Change in Control
37	Director Compensation
37	Cash Compensation
37	Equity Compensation
38	Director Compensation Table – 2008
39	Stock Ownership of Beneficial Owners and Certain Management
42	Section 16(a) Beneficial Ownership Reporting Compliance
42	Equity Compensation Plan Information
42	Transactions with Related Persons
43	Report of the Audit/Compliance Committee
44	Principal Accounting Fees and Services
45	Audit Committee Pre-Approval Policies and Procedures
45	Proposal to Amend the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan
46	Material Terms of the Amendment
46	Certain Award Limits
46	Performance Awards
47	Performance Measures
48	Vote Required and Board of Directors Recommendation
48	Ratification of Independent Registered Public Accounting Firm
49	Shareholder Proposals to be Presented at the 2010 Annual Meeting
49	Other Matters

Proxy Statement

As more fully described in the notice, Granite Construction Incorporated, a Delaware corporation, on behalf of its Board of Directors, has made these materials available to you on the internet or has mailed you printed versions of these materials in connection with Granite’s 2009 Annual Meeting of Shareholders, which will take place on May 15, 2009. The notice was mailed to Granite shareholders beginning April 3, 2009, and our proxy materials were posted on the website referenced in the notice on April 3, 2009. Granite, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the 2009 Annual Meeting of Shareholders or any subsequent adjournment or postponement. We solicit proxies to give all shareholders of record an opportunity to vote on matters listed in the accompanying notice and/or any other matters that may be presented at the annual meeting. In this proxy statement you will find information on these matters, which is provided to assist you in voting your shares.

Granite Construction Incorporated was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates in this proxy statement referring to service with Granite also include periods of service with Granite Construction Company.

Voting Information

Who Pays for this Solicitation?

Granite pays for the cost of this proxy solicitation. We will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who own our stock. We will reimburse their reasonable, out-of-pocket expenses for doing this. Our directors, officers and employees may also solicit proxies by mail, telephone, personal contact, telegraph, or through online methods without additional compensation.

Who Can Vote?

You will have received notice of the annual meeting and can vote if you were a shareholder of record of Granite’s common stock as of the close of business on March 20, 2009. Each share of Granite stock you own is entitled to one vote. You may vote all shares owned by you as of the record date, including shares held directly in your name as the shareholder of record, and shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. As of the close of business on March 20, 2009, there were 38,677,755 shares of common stock issued and outstanding.

Voting Procedures

This year, shareholders, with the exception of 401(k) Participants, have the option to vote by proxy three ways:

♦    By internet: You can vote by internet following the instructions in the second notice or by accessing the internet at https://www.proxyvotenow.com/gva and following the instructions at that website.

♦    By telephone: In the United States and Canada you can vote by telephone using a touch-tone phone by following the instructions in the second notice or by calling 1.888.216.1289 (toll free) and following the instructions; or

♦    By mail: You will receive a notice detailing your options (to be mailed on or about April 3, 2009), then ten days later, a second notice that includes a proxy card will be mailed. Follow the instructions on the card.

Granite’s 401(k) Participants can only vote by mail this year. If you are a 401(k) Participant, you will have received a full set of proxy materials in the mail (mailed on or about April 3, 2009) including the proxy statement, the annual report and a proxy card.

Please refer to the notice or the information your bank, broker or other holder of record provided you for more information on the above options. If you have the option to authorize a proxy to vote your shares over the internet or by telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy). If you vote by proxy card, your shares will be voted at the annual meeting in the manner you indicate on your proxy card. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends by the persons named on your proxy card. This proxy statement contains a description of each item that you are to vote on along with our Board’s recommendations. Below is a summary of our Board’s recommendations:

♦	For election of both nominated directors;

♦	For the proposal to amend the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan; and

♦	For ratification of the appointment of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

As to any other item that may be properly proposed at the annual meeting, including a motion to adjourn the annual meeting to another time or place, the shares will be voted in the discretion of the persons named on your proxy card.

If there is a quorum, nominees for election to the Board who receive a majority of the shares voted will be elected as members of our Board of Directors for the upcoming three-year term. This means that a majority of votes cast “for” the election of a director must exceed the number of votes cast “against” the director’s election, excluding abstentions. The other proposal included in this proxy statement requires the affirmative vote of the votes cast for passage. Any other matters properly proposed at the meeting will also be determined by a majority of the votes cast except as otherwise required by law or by Granite’s Certificate of Incorporation or bylaws. This includes a motion to adjourn the annual meeting to another time or place (which includes by reason of soliciting additional proxies).

If you hold shares in a brokerage account and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, a broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from you. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes on that proposal will not be counted in determining the number of shares necessary for approval, except with respect to proposals requiring the affirmative vote of the issued and outstanding shares at the record date.

After I Return my Proxy Card Can I Change or Revoke my Proxy?

You can revoke your proxy at any time before the annual meeting. You may revoke your proxy by internet, by telephone or by filing with our Secretary a written revocation or a properly signed proxy card bearing a later date, or by attending the meeting and voting in person if you are a shareholder of record. Your proxy card gives specific instructions on how to vote.

Can I Vote at the Annual Meeting instead of Voting by Proxy?

You may attend the annual meeting and vote in person instead of voting by proxy; however, we strongly encourage you to vote by internet, telephone or mail prior to the meeting to ensure that your shares are voted.

What Constitutes a Quorum?

Granite’s bylaws require a quorum to be present in order to transact business at the meeting. A quorum consists of a majority of the shares entitled to vote, either in person or represented by proxy. In determining a quorum we count votes for and against, abstentions and broker non-votes as present.

Who Supervises the Voting at the Meeting?

Granite’s bylaws and policies also specify that prior to the annual meeting management will appoint an independent Inspector of Elections to supervise the voting at the meeting. The Inspector decides all questions as to the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. Before assuming his or her duties, the Inspector will take and sign an oath that he or she will faithfully perform his or her duties both impartially and to the best of his or her ability.

The Board of Directors

Election of Directors

The Board of Directors is divided into three classes. We keep the classes as equal in number as possible, however, the number of directors in a class depends on the total number of directors at any given time. Each director serves for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. This means that shareholders annually elect approximately one-third of the members of the Board. Granite currently has nine directors on the Board.

The terms of David H. Kelsey and James W. Bradford, Jr. will expire at the 2009 annual meeting. The Board has nominated these two individuals for new terms. If elected, each of the nominees will serve as directors until the 2012 annual meeting and until his successor is elected and qualified or he resigns or until his death, removal, or other cause identified in Granite’s bylaws.

Management knows of no reason why either of these nominees should be unable or unwilling to serve. Both nominees have accepted the nomination and agreed to serve as a director if elected by the shareholders. However, if either nominee should for any reason become unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies will vote for that substitute nominee. You cannot vote for more than two nominees.

The Board of Directors recommends a vote “FOR” each of the above-named nominees.

Nominees for Director with Terms Expiring at the 2009 Annual Meeting

David H. Kelsey Director since 2003
Mr. Kelsey has served as Senior Vice President and Chief Financial Officer of Sealed Air Corporation, an S&P 500 manufacturer of specialty packaging for food and other protective applications, since December 2003 and served as Vice President and Chief Financial Officer between January 2002 and December 2003. Mr. Kelsey holds a B.S.E. degree in Civil and Geological Engineering from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business. Age 58.

James W. Bradford, Jr. Director since 2006
Mr. Bradford has served in various capacities at Vanderbilt University, Owen School of Management. From March 2005 to present, he has served as Dean and Ralph Owen Professor for the Practice of Management. Between 2002 and March 2005, he served as Acting Dean, Associate Dean Corporate Relations, Clinical Professor of Management and Adjunct Professor. Between 1999 and September 2001, he served as President and Chief Executive Officer of United Glass Corporation, and from 1992 to 1999, he served as President and Chief Executive Officer of AFG Industries. Mr. Bradford is currently a director of Genesco, Inc. and Clarcor, Inc. He holds a B.A. degree in History and Political Science from the University of Florida and a J.D. degree from Vanderbilt University. Age 62.

Continuing Directors with Terms Expiring at the 2010 Annual Meeting

William G. Dorey Director since 2004
Mr. Dorey has been an employee of Granite since 1968 and has served in various capacities, including his current positions as Chief Executive Officer since January 2004 and President since February 2003. He also served as Chief Operating Officer between May 1998 and January 2004, Executive Vice President between November 1998 and February 2003, Senior Vice President between 1990 and 1998, Branch Division Manager from 1987 to 1998, and Vice President and Branch Division Assistant Manager from 1983 to 1987. Mr. Dorey has been a director of Granite since January 2004. Mr. Dorey holds a B.S. degree in Construction Engineering from Arizona State University. Age 64.

Rebecca A. McDonald Director since 1994
Ms. McDonald has served as Chief Executive Officer of Laurus Energy Inc. since December 2008. She previously served as President, Gas and Power, BHP Billiton from March 2004 to September 2007, and, from October 2001 to January 2004, she served as President of the Houston Museum of Natural Science. Ms. McDonald holds a B.S. degree in Education from Stephen F. Austin State University. Age 56.

William H. Powell Director since 2004
Mr. Powell served as Chairman and Chief Executive Officer of National Starch and Chemical Company from 1999 until he retired in 2006. He is currently the Chairman, Board of Trustees of State Theatre Performing Arts Center in New Brunswick, New Jersey and serves as a director of Arch Chemical Company, Inc., and PolyOne Inc. Mr. Powell holds a B.A. degree in Chemistry, an M.S. in Chemical Engineering from Case Western Reserve University and an M.A. in Business Administration from the University of North Dakota. Age 63.

Claes G. Bjork Director since 2006
Mr. Bjork served as Chief Executive Officer of Skanska AB, Sweden, one of the world’s largest construction companies, from 1997 to 2002. He also served as President of Skanska USA from 1984 to 1996, Vice President from 1978 to 1984 and held various project management and field positions within Skanska USA from 1969 to 1977. From 1998 through 2000, Mr. Bjork served as Chairman of Scancem Cement Company. He currently serves on the board of Consolidated Management Group, Qlik Technologies, Inc., and the Swedish American Chamber of Commerce. He studied Civil Engineering in Sweden. Age 63.

Continuing Directors with Terms Expiring at the 2011 Annual Meeting

David H. Watts Director since 1988
Mr. Watts has served as our Chairman of the Board since May 1999. He also served as our Chief Executive Officer from October 1987 to December 2003 and as our President from October 1987 to January 2003. He was formerly President and Chief Executive Officer and a director of Ford, Bacon & Davis, Inc., an industrial engineering and construction firm. Mr. Watts currently serves as a director of Elgin National Industries, Inc. (a private company), the California Chamber of Commerce, of which he is a past Chair, Transportation California, the Monterey Bay Area Council of the Boy Scouts of America, and the California Business Roundtable. He holds a B.A. degree in Economics from Cornell University. Age 70.

J. Fernando Niebla Director since 1999
Mr. Niebla has served as President of International Technology Partners L.L.C., an information technology consulting company based in Orange County, California since August 1998. Mr. Niebla is a director of Life Modeler Inc., Union Bank of California, Pacific Life Corp and Integrated Healthcare Holdings, Inc. He holds a B.S. degree in Electrical Engineering from the University of Arizona and an M.S. QBA from the University of Southern California. Age 69.

Gary M. Cusumano Director since 2005
Mr. Cusumano retired in 2006 as Chairman of The Newhall Land and Farming Company, a developer of new towns and master-planned communities in north Los Angeles County, in which capacity he served since Lennar and LNR Properties acquired Newhall Land in 2004. Prior to the acquisition, he served as Chief Executive Officer from 2001 to 2004, and director since 1995. He is currently a director of Forest Lawn Memorial Parks and Mortuaries and Simpson Manufacturing Co. Mr. Cusumano holds a B.S. degree in Economics from the University of California, Davis and is a graduate of the Sloan Program at the Stanford University Business School. Age 65.

Information about the Board of Directors and Corporate Governance

Committees of the Board

The following chart shows the standing committees of the Board of Director, membership and the number of meetings held in 2008.

Nominating &
	Audit/		Corporate	Strategic
	Compliance	Compensation	Governance	Planning	Executive
Claes G. Bjork*		X			X
James W. Bradford, Jr.*	X			Chair
Gary M. Cusumano*		Chair	X	X
William G. Dorey					X
David H. Kelsey*	Chair
Rebecca A. McDonald*	X	X	Chair		X
J. Fernando Niebla*	X		X	X
William H. Powell*(1)		X		X	X
David H. Watts				X	Chair
Number of Meetings in 2008	9	7	6	2(2)	0

*	Independent directors

(1)	Presiding Director
(2)	The Committee also worked with management independently on various strategic initiatives throughout the year.

Audit/Compliance Committee
A description of the functions and activities of the Audit/Compliance Committee can be found in the “Report of the Audit/Compliance Committee” on Page 43 of this proxy statement and in the Audit/Compliance Committee charter. All members of the Committee are non-employee directors who are, and at all times during 2008 were, qualified as independent under the listing standards of the New York Stock Exchange. Each member also satisfies the Securities and Exchange Commission’s (the “SEC”) requirement of independence. The Board has determined that Mr. Kelsey meets the criteria as an audit committee financial expert as defined by SEC rules. The Board of Directors has also determined that all members of the Committee are financially literate as required by the listing standards of the New York Stock Exchange. You can view and print the Audit/Compliance Committee charter on Granite’s website (see “Granite Website” on Page 13).

Compensation Committee
All members of the Committee are non-employee directors who are, and at all times during 2008 were, qualified as independent under the listing standards of the New York Stock Exchange. The Committee reviews all aspects of compensation for our directors, the Chief Executive Officer and other executive officers, and overall compensation plans and strategies and then makes recommendations to the Board for their consideration and approval. The Chief Executive Officer attends Committee meetings and recommends annual salary levels, incentive compensation and payouts for other executive officers for the Committee’s approval. The Compensation Committee also administers the Amended and Restated 1999 Equity Incentive Plan (the “Plan”) with respect to persons subject to Section 16 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan is administered only by the Compensation Committee, which includes at least two “non-employee directors” within the meaning of Section 162(m). If you desire additional information concerning the Compensation Committee, you can read the Compensation Committee charter on Granite’s website (see “Granite Website” on Page 13).

Nominating and Corporate Governance Committee
All members of the Committee are non-employee directors who are, and at all times during 2008 were, qualified as independent under the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee recommends and nominates persons to serve on the Board. The Committee also develops and recommends corporate governance principles and practices to the Board and annually reviews the Board’s performance. The Committee’s policy for considering director candidates, including shareholder recommendations, is discussed in more detail below under the heading “Board of Directors’ Nomination Policy.” This policy and the Nominating and Corporate Governance Committee charter are available on Granite’s website (see “Granite Website” on Page 13).

Strategic Planning Committee
The Strategic Planning Committee reviews and recommends for approval the Strategic Plan developed by management and provides overall strategic planning direction. The Committee also works with management independently on various strategic initiatives throughout the year.

Executive Committee
The Executive Committee’s responsibility is to carry out the powers and authority of the Board in the management of Granite’s business within limits set by the Board. The scope of the Committee’s authority is determined in accordance with the “Delegation of Authority and Policy” as adopted and revised from time to time by the Board. Non-employee members of the Executive Committee do not receive any meeting fees or other compensation for their service on the Committee.

Role of the Compensation Consultant

Granite has retained Mercer (US) Inc. (“Mercer”) to provide information, analyses, and advice regarding executive compensation, as described below. The Mercer consultant who performs these services reports to the Vice President of Human Resources and the Director of Compensation and Benefits. At the direction of the Vice President of Human Resources, Mercer provided the following services to Granite during fiscal 2008:

•	Evaluated the competitive positioning of our named executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our primary peer companies and the broader industry;

•	Advised on 2009 target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•	Assessed the alignment of company compensation levels relative to our performance against our primary peer companies and relative to the Compensation Committee’s articulated compensation philosophy;

•	Provided advice on the design of Granite’s 2009 annual and long-term incentive plans;

•	Advised on the 2009 performance measures and performance targets for the annual and long-term incentive programs; and

•	Assisted with the preparation of the “Compensation Discussion and Analysis” for this proxy statement.

In the course of conducting its activities, Mercer attended three meetings of the Compensation Committee and presented its findings and recommendations for discussion.

All of the decisions with respect to determining the amount or form of executive and director compensation under our executive and director compensation programs are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by Mercer.

Executive Sessions and the Presiding Director

At each regular Board of Directors’ meeting, the Board schedules an executive session that consists entirely of non-employee directors. In 2008, the Board elected William H. Powell as the Presiding Director. The Presiding Director presides over executive sessions of the independent members of the Board and over all meetings at which the Chairman of the Board is not present. In addition, he or she acts as a liaison between the Chairman and the Board, and assists in setting the Board meeting agenda. A new Presiding Director is elected every two years.

Board of Directors’ Nomination Policy

Evaluation Criteria and Procedures
Members of the Board of Directors of Granite are divided into three classes and are nominated for election for staggered three-year terms. The Board, its members, its committee structure and performance and its overall governance performance are continuously reviewed. Included in this review is a careful evaluation of the mix of skills and experience of Board members weighed against Granite’s current and emerging operating and strategic challenges and opportunities. These evaluations are made on the basis of observations and interviews with management and with Board members conducted annually by the Nominating and Corporate Governance Committee, with the assistance of an independent executive search firm. The activities of the executive search firm are coordinated by the Director of Human Resources.

Current Board members whose performance, capabilities, and experience meet Granite’s expectations and needs are nominated for reelection in the year of their term’s completion. In accordance with Granite’s Corporate Governance Guidelines, Board members are not re-nominated after they reach their 72nd birthday.

Each member of the Board of Directors must meet a set of core criteria, referred to as the “three C’s”: Character, Capability, and Commitment. Granite was founded by persons of outstanding character, and it is Granite’s intention to ensure that it continues to be governed by persons of high integrity and worthy of the trust of its shareholders. Further, Granite intends to recruit and select persons whose capabilities, including their educational background, their work and life experiences, and their demonstrated records of performance will ensure that Granite’s Board will have the balance of expertise and judgment required for its long-term performance and growth. Finally, Granite will recruit and select only those persons who demonstrate that they have the commitment to devote the time, energy, and effort required to guarantee that Granite will have the highest possible level of leadership and governance.

In addition to the three C’s, the Board recruitment and selection process assures that the Board composition meets all of the relevant standards for independence and specific expertise. For each new recruitment process, a set of specific criteria is determined by the Nominating and Corporate Governance Committee with the assistance of the executive search firm and the Chairman of the Board, utilizing the interview process noted above. These criteria may specify, for example, the type of industry or geographic experience that would be useful to maintain and improve the balance of skills and knowledge on the Board. After the search criteria are established, the executive search firm utilizes its professional skills and its data sources and contacts, including current Granite Board members and officers, to seek appropriate candidates. The credentials of a set of qualified candidates provided by the search process are submitted for review by the Nominating and Corporate Governance Committee, the Chairman of the Board and senior officers. Based on this review, the Nominating and Corporate Governance Committee invites the top candidates for personal interviews with the Committee and Granite’s executive management team.

Normally, the search, review, and interview process results in a single nominee to fill a specific vacancy. However, a given search may be aimed at producing more than one nominee and the search for a single nominee may result in two candidates of such capability and character that both might be nominated, with term classes restructured following additional vacancies.

It is Granite’s intention that this search and nomination process consider qualified candidates referred by a wide variety of sources, including all of Granite’s constituents – its customers, employees, shareholders, and members of the communities in which it operates. The search firm will include all referrals in its screening process and bring qualified candidates to the attention of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for assuring that all relevant sources of potential candidates have been canvassed.

Shareholder Recommendation and Direct Nomination of Board Candidates
Consistent with our bylaws and the Nominating and Corporate Governance Committee Charter, Granite will review and consider for nomination any candidate for membership to the Board recommended by a shareholder, in accordance with the evaluation criteria and selection process described above. Shareholders wishing to recommend a candidate for consideration in connection with an election at a specific annual meeting should notify Granite well in advance of the meeting date to allow adequate time for the review process and preparation of the proxy statement, and in no event later than the date specified below with respect to direct nominations.

In addition, Granite’s bylaws provide that any shareholder entitled to vote in the election of directors may directly nominate a candidate or candidates for election at a meeting provided that timely notice of his or her intention to make such nomination is given. To be timely, a shareholder nomination for a director to be elected at an annual meeting must be received by Granite not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders and must contain the information specified in our bylaws. The Committee will consider nominees to the Board recommended by shareholders as long as the shareholder gives timely notice in writing of his or her intent to nominate a director. To be timely, a shareholder nomination for a director to be elected at the 2010 annual meeting must be received at Granite’s principal office, addressed to the Corporate Secretary, on or before December 2, 2009.

Director Independence

Under the listing standards of the New York Stock Exchange, a director is considered independent if the Board determines that the director has no material relationship with Granite. In determining independence, the Board considers pertinent facts and circumstances including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board follows these guidelines when assessing the independence of a director:

•	A director who, within the last three years is, or has been, an employee of Granite or whose immediate family member is, or has been within the last three years, an executive officer of Granite, may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman, Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following that employment.

•	A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from Granite, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman, Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as an employee of Granite (other than an executive officer) will not be considered in determining independence under this test.

•	The following directors may not be deemed independent: (A) a director who is affiliated with or employed by or whose immediate family member is a current partner of a firm that is Granite’s internal or external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance practice; or (D) a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on Granite’s audit within that time.

•	A director who or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Granite’s present executive officers at the same time serves or served on that company’s compensation committee may not be deemed independent.

•	A director who is a current employee or whose immediate family member is a current executive officer of a company that has made payments to, or received payments from, Granite for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues for that fiscal year may not be deemed independent.

The Board reviews the independence of all non-employee directors every year. For the review, the Board relies on information from responses to questionnaires completed by directors and other sources. Directors are required to immediately inform the Nominating and Corporate Governance Committee of any material changes in their or their immediate family members’ relationships or circumstances that could impact or change their independence status.

During 2008, all non-employee directors who served on the Board for all or a part of the year, were identified as independent under the listing standards of the New York Stock Exchange; namely, Claes G. Bjork, James W. Bradford, Jr., Gary M. Cusumano, David H. Kelsey, Rebecca A. McDonald, J. Fernando Niebla and William H. Powell.

Board and Annual Shareholder Meeting Attendance

During 2008, the Board of Directors held nine meetings. All directors as a group attended an average of 99% of the total number of meetings of the Board and any committee on which they served. Except for irreconcilable conflicts, directors are expected to attend the annual shareholder meeting. The Annual Meeting Attendance Policy is a part of Granite’s Board of Directors Corporate Governance Guidelines and Policies and is posted on Granite’s website (see “Granite Website” below). All directors attended Granite’s 2008 annual shareholder meeting.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board of Directors, or any particular director, including the Presiding Director, can do so by following the process described in the Communications with the Board of Directors Policy. The policy is posted on Granite’s website (see “Granite Website” below).

Code of Conduct

Granite’s Code of Conduct applies to all Granite employees, including the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer and all directors. The Code of Conduct is available on Granite’s website at www.graniteconstruction.com at the “About Us” site under “Core Values”. We will also post any amendments to the Code of Conduct at this location on our website. You can obtain a copy of the Code of Conduct, without charge, by contacting Granite’s Human Resources Department at 831.724.1011.

Granite Website

The following charters and policies are available on Granite’s website at the Corporate Governance site under Investor Relations at www.graniteconstruction.com: the Audit/Compliance Committee Charter, the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, the Corporate Governance Guidelines and Policies, the Board of Directors’ Nomination Policy, the Shareholder Communication to the Board Policy and Granite’s Code of Conduct. You can also request copies of these charters and policies in print without charge by contacting Granite’s Investor Relations Department at 831.761.4714.

Executive and Director Compensation and Other Matters

Compensation Discussion and Analysis

Compensation Philosophy

Compensation paid to Granite’s named executive officers (the Chief Executive Officer, ex-Chief Financial Officer, current Chief Financial Officer, Chief Operating Officer and Granite West and Granite East Managers, or “NEOs”) is structured to align with our short-term and long-term performance objectives. The Compensation Committee believes that the most effective way to enhance company performance is to emphasize variable compensation. Both financial metrics such as return on net assets (“RONA”), weighted average cost of capital (“WACC”), and adjusted operating income (“AOI”) and non-financial metrics such as safety are utilized as performance measures.

Until 2007, NEO base salaries were positioned around the market 25th percentile emphasizing the opportunity to earn market competitive total compensation through short- and long-term incentives. The market for executive talent is highly competitive, and it is important that Granite be well-positioned to attract, retain and reward key management. In order to align Granite’s executive compensation program with market best practices, the Compensation Committee revised its philosophy to target market median-base salaries. For 2008, the Compensation Committee considered the following factors in setting executive compensation levels:

•	Market median compensation levels for all elements of compensation, i.e., base salary, short- and long-term incentives and total direct compensation as the first point of reference;

•	Individual performance and potential to impact business performance; and

•	Talent attraction and retention needs.

Adjustments were made to NEO compensation levels, compensation mix and performance objectives in 2008 as a step towards aligning NEO compensation with the above-stated philosophy. These changes are discussed in greater detail in the following pages. As stated above, the Committee believes that the changes made to the NEO program in 2008 enhance the market competitiveness of the program and better align executive efforts with Company performance and shareholder value creation.

Objective of the Compensation Program

The objective of the compensation program is to attract and retain talented, creative, experienced executives who possess the skills and leadership qualities necessary to compete in the marketplace, encourage the delivery of consistent financial performance and growth of shareholder value. Key elements of the program are as follows:

•	Base salaries are at or near the 50th percentile of base salaries for comparable positions in the market;

•	Cash and stock-based incentives are earned upon the attainment of pre-established financial and safety goals; and

•	A comprehensive benefits program available to all salaried employees. The benefits provided include medical, dental, vision, life and accidental death and disability insurance, short- and long-term disability, paid vacation and holiday pay. NEOs are eligible along with other key management employees, to participate in the Nonqualified Deferred Compensation Program and a program offering periodic medical examinations.

Market Data Considered in Determining Executive Compensation

Each year the Compensation Committee reviews available industry compensation data to establish the compensation that the NEOs can earn if performance targets are reached. Data is reviewed from benchmark companies with comparable annual revenue and assets. Threshold and maximum levels of compensation are linked to expectations for business performance that would justify payment of compensation. The Compensation Committee defines and approves the threshold and maximum performance goals for the NEOs.

In 2008 the Compensation Committee reviewed market compensation data from the following two sources:

1.       A peer group of six public companies - These companies represent the construction and engineering and construction materials industry that compete for executive talent in the same market as Granite. The table below lists the names of the companies and their annual revenues and total assets for their most recent fiscal years. At the time the Committee reviewed the market data, Granite’s fiscal 2008 revenues and total assets were $2,737,914 and $1,786,418, respectively.

	Revenue	Total Assets
	(FY07)	(FY07)
	($)	($)
Company Name	(in thousands)	(in thousands)

Perini Corp.	4,628	1,654

Washington Group Intl Inc.	3,398	1,732

Quanta Services Inc.	2,656	3,388

Martin Marietta Materials	2,207	2,684

Texas Industries Inc.	1,029	1,515

Vulcan Materials Co.	3,328	8,936

2.       Private company market data was provided by Analytical/FMI, a compensation consulting company that gathers extensive compensation data for companies in the engineering and construction industries. The companies participating in the survey are composed of companies competing with Granite for key engineering and construction talent. The Compensation Committee selected private companies with employee headcount and revenue similar to Granite’s.

3.       An equally weighted blend of public company data and private company data was used to develop market composites for base salary and target total cash compensation. However, as almost all private companies do not report long-term incentive data, only peer group public company compensation data derived from proxy statements was used as a reference for long-term incentive and total direct compensation.

Compensation Elements and Reasons for Payment

Base Salary
Consistent with Granite’s historical compensation philosophy, NEO base salaries were generally positioned around the 25th percentile of their respective market composites. Given the shift from a 25th percentile to a 50th percentile pay philosophy, the Committee approved the following salary increases for NEOs in 2008. With an exception to the Chief Executive Officer, these increases positioned the other four NEOs closer to the market 50th percentile. The Chief Executive Officer’s base salary was increased by 11%, the Chief Operating Officer’s by 14%, the Chief Financial Officer’s by 31%, the Granite West Manager’s by 15%, and the Granite East Manager’s by 25%. LeAnne M. Stewart, the current Chief Financial Officer was hired in February 2008 with a base salary close to the 50th percentile.

Granite’s former Chief Financial Officer, William E. Barton, assumed the interim position of Senior Vice President and Assistant Secretary effective March 1, 2008 to ensure a smooth transition to the new Chief Financial Officer. As part of the strategy to ensure a successful transition, Mr. Barton’s last pay levels were maintained through the transition period. He retired from Granite in August 2008.

Incentive Compensation
The Chief Executive Officer, Chief Financial Officer and Chief Operating Officer participate in the Corporate Incentive Plan, and the Granite West and Granite East Managers participate in the Corporate and Division Incentive Plan. The Corporate Incentive Plan uses RONA measured against a WACC hurdle and safety as performance measures, whereas the Division Incentive Plan uses division AOI and division safety as performance measures. Both plans are discussed in detail on the following pages. Table 1 provides a breakdown of maximum incentive opportunity, corporate vs. division weights for all NEOs. The plan provides for cash and stock-based (restricted stock) awards of final annual incentive earned by the NEOs. Specifically:

•	Payout is in cash for RONA performance under the Corporate Incentive Plan from threshold to the point where RONA equals WACC, for AOI performance under the Division Incentive Plan from threshold to target division AOI performance and for safety performance from threshold to maximum safety performance.

•	Payout is in service-based restricted stock for RONA performance above WACC to the maximum payout and for AOI performance to the maximum payout. Restricted stock is subject to a three year ratable vesting schedule, except as described below. The vesting schedule is designed to encourage and reward decision-making which ensures sustained financial performance over the long term. The number of shares earned by each NEO is determined by dividing the dollar amount of the applicable portion of the executive’s incentive by the average daily closing stock price in the first 30 days of January of the performance year. Once granted, restricted stock serves as a retention tool and provides the NEOs with a longer term incentive to grow shareholder value as vesting occurs ratably over five years from the grant date. Prior to 2008, restricted stock grants vested at the end of five years. Executives age 55 with 10 years of service are eligible for an accelerated vesting schedule, i.e., ratable vesting in equal percentages over five years. Grants made prior to 2008 will be grandfathered in line with the provisions explained above. NEOs 62 years of age or older, with 10 years of service, receive the stock portion of their incentive in fully-vested stock or, at the discretion of the Compensation Committee, they may be awarded cash in lieu of restricted stock.

Table 1 - Incentive Weighting (Corporate and Division Programs) and Opportunity - 2008

				Settlement of Incentive
					Maximum
	Corporate	Division			Value
	Incentive	Incentive	Total		Delivered in
	Program	Program	Maximum	Maximum	Restricted
	Weighting	Weighting	Opportunity	Cash	Stock
Name	(%)	(%)	($)	($)	($)
William G. Dorey(1) President & Chief Executive Officer	100	-	2,000,000	700,000	1,300,000

LeAnne M. Stewart(2) Senior Vice President & Chief Financial Officer	100	-	770,000	220,000	550,000

Mark E. Boitano Executive Vice President & Chief Operating Officer	100	-	1,400,000	500,000	900,000

James H. Roberts Senior Vice President & Granite West Manager	30	70	1,000,000	350,000	650,000

Michael F. Donnino Senior Vice President & Granite East Manager	30	70	900,000	300,000	600,000

William E. Barton(1) Senior Vice President & Chief Financial Officer (Retired)	100	-	420,000	120,000	300,000

(1)  Mr. Dorey and Mr. Barton are 62 years of age and satisfy the service criterion of 10 years. The restricted stock portion of their incentive payout would be fully vested.

(2)  Ms. Stewart’s incentive is prorated on 11 months of performance since her start date with Granite was February 4, 2008.

Corporate Incentive Program: Performance Measures and Mechanics

The Chief Executive Officer, Chief Financial Officer and Chief Operating Officer earn 100%, and the Granite West and Granite East Managers earn 30% of their incentive compensation under the Corporate Incentive Program. Ten percent of the cash incentive opportunity under the Corporate Incentive Plan is based on the Total Safety Incident Rate (TSIR) performance. The remainder is based on RONA.

Return on Net Assets
RONA is calculated by dividing the net income Granite earned in the year ended December 31, 2008 by its weighted average net assets, adjusted for the purpose of calculating incentive compensation

(total weighted average of assets less current liabilities, long-term debt, an estimated value of quarry property which will not be mined within the next five years, and deferred income taxes).

RONA performance objectives for a given plan year are set based on Granite’s WACC. WACC is defined as Granite’s blended cost of debt and equity. The WACC calculation was approved by the Compensation Committee and was set at 9% for 2008 for the purpose of calculating incentive compensation. The Corporate Incentive Program incorporates RONA and WACC as the primary metrics because of the significant capital needs of the business. Granite’s operations require sizable investment in capital equipment and aggregate reserves, which require periodic replacement. Both the Division Incentive Program and the Corporate Incentive Program are designed to reward high returns on the net assets employed. Reaching targeted returns on net assets and high returns on revenue will generate the cash necessary to replace assets as needed and provide the cash necessary for growth and fair dividend returns to the shareholders. In this way, the incentive compensation paid to the NEOs is aligned with the metrics that directly affect the financial health of Granite and the long-term interests of the shareholders.

The maximum RONA objective is established at a level that the Compensation Committee considers indicative of superior performance. In determining the maximum RONA objective, the Compensation Committee considers Granite’s RONA history, industry comparisons, growth rate, new investment in the business, cost of capital, and the current market conditions Granite is experiencing. The maximum RONA objective is reviewed annually by the Compensation Committee, as is the amount of incentive compensation that can be earned by each of the NEOs if the maximum compensation RONA target is reached.

In 2008, the WACC was set at 9%. Threshold RONA was set at 4.5% which was 50% of WACC, and maximum RONA was set at 15%. Actual RONA achieved in 2008 was 16.30%.

Safety
In keeping with our policy of honoring our employees by providing the safest work environment in the industry, the Total Safety Incident Rate (“TSIR”) targets were established in early 2006 as part of Granite’s strategic plan of reducing the TSIR to 6.0 by 2010. The safety measure objectives are determined based on management expectations and historical performance. In 2008, to ensure progress towards the 2010 objective and focus executive efforts on minimizing accidents and fatalities, safety was made a part of the executive incentive plan. In relation to this strategy, the 2008 TSIR target was set at 7.3. Ten percent of each NEO’s cash incentive opportunity was tied to this target. No safety-related incentive was payable under the Corporate Incentive Plan if Granite experienced an employee work-related fatality during the plan year.

The safety goal uses the TSIR to determine whether there has been an overall increase or decrease in safety incidents. Three separate injury rate measures are added to determine the overall TSIR:

A.   Total Injury Incident Rate (“TIIR”) tracks all injuries requiring an employee to be treated by a health care professional, even if the treatment provided is minor.

B.   OSHA Recordable Injury Rate (“ORIR”) tracks all injuries serious enough to require OSHA documentation (i.e., medical treatment, restricted duty, lost time).

C.   Lost Time Injury Rate (“LTIR”) tracks all injuries serious enough to cause an injured employee to be away from work for any days beyond the day of the injury.

Incident Rate Calculation
Incident rates, which represent the number of events per 100 full-time employees, are calculated by multiplying the number of events by category (total injuries, OSHA recordable injuries or lost time Injuries) by 200,000 (2,000 hours per employee, per year x 100 employees) and divided by the total number of hours of employee exposure.

For example, in 2008 there were 12,144,655 hours of employee exposure, and the injuries reported were as follows:

Total Injuries	= 225
OSHA Recordable Injuries	= 172
Lost Time Injuries	= 58

The Total Safety Incident Rate for 2008 was calculated as follows:

Total Injury Incident Rate	= 225 X 200,000/12,144,655 = 3.7
OSHA Recordable Injury Rate	= 172 X 200,000/12,144,655 = 2.8
Lost Time Injury Rate	= 58 X 200,000/12,144,655 = 1.0
Total Safety Incident Rate	= (TIIR + ORIR + LTIR) = 7.5

For 2008, the threshold, target and maximum safety objectives for 2008 were set at 9.5 (130% of TSIR target), 7.3 (100% of TSIR target) and 5.1 (70% of TSIR target), respectively. The target objective reflects Granite’s plan (as illustrated above) to achieve a 6.0 TSIR by 2010. In 2008, the Corporate Safety Incentive was not achieved due to an employee fatality, and the portion of cash payout tied to the safety component was not paid.

Table 2 – Actual Payouts in March 2009 for 2008 Performance

	Total
	Incentive	Cash	Paid in Restricted
	Earned	Incentives	Stock
Name	($)	($)	(# of Shares)

William G. Dorey President & Chief Executive Officer	1,930,000	630,000	$1,300,000 (37,281)

LeAnne M. Stewart Senior Vice President & Chief Financial Officer	748,000	198,000	$550,000 (15,773)

Mark E. Boitano Executive Vice President & Chief Operating Officer	1,350,000	450,000	$900,000 (25,810)

William E. Barton Senior Vice President	408,000	108,000	$300,000 (8,603)

Equity awards earned in 2008 were granted on March 13, 2009. The number of shares earned was determined by dividing the dollar amount of the executive’s share-based incentive by $34.87, the average of the daily closing stock price in the first 30 days of January of the performance year. LeAnne M. Stewart’s incentive earned was prorated based on 11 months of performance since her start date with Granite on February 4, 2008. William E. Barton’s incentive earned was prorated based on six months of performance and his retirement mid-year from Granite.

Division Incentive Program Performance: Performance Measures and Mechanics

The Granite West and Granite East Managers earn 70% of their incentive compensation from a program based on the performance of their respective divisions known as the Division Incentive Program. This weighting is designed to ensure that the most significant portion of their potential incentive compensation is directly tied to the AOI and safety performance of their division, while a smaller percentage is based on Granite’s overall performance.

AOI is defined as actual operating income adjusted for pre-defined profit or loss items such as interest earned or charged on operating cash flow and accounting eliminations for such items as equipment transfers and materials sales between business units.

Under the Division Incentive Program, executives begin to earn incentive compensation when Division AOI exceeds an initial threshold consisting of allocated corporate overhead and a charge for the cost of the assets employed by the applicable division. The maximum cash and stock incentive for the Division Incentive Program is paid when a division’s AOI target is achieved. The Division AOI targets, as well as the maximum incentive that can be earned by each Division Manager if this target is achieved, are set annually by the Chief Executive Officer and reviewed and approved by the Compensation Committee. In determining Division AOI targets, consideration is given to the size of the division, the value of the net assets employed, recent division performance history, and current market conditions. If the Division AOI target is not achieved, the actual cash and stock incentive paid is based on a straight line pro-ration of actual

Division AOI compared to the Division AOI target. Restricted stock awarded under the Division Incentive Program is subject to a three-year ratable vesting schedule.

In the past five years, including 2008, the Granite West Division AOI threshold has been reached in four of those years. During the same period the maximum Division AOI has been achieved for four years by the Granite West Division.

In the past five years, including 2008, the Granite East Division AOI threshold has been reached in one of those years. During the same period the maximum Division AOI has not been attained by the Granite East Division.

In 2008, the Granite West Division Manager earned incentive compensation of $934,728 of which $645,228 was for attainment of division goals, and $289,500 was for achievement of corporate goals. Division financial results accounted for $627,410 in incentive compensation of which $220,500 was paid in cash and $406,910 was paid in restricted stock. A cash payment of $17,818 was paid for performance between the threshold and target safety goal.

In 2008, the Granite East Division Manager earned incentive compensation of $760,075 of which $499,075 was for attainment of division financial results and $261,000 was for achievement of corporate goals. The cash component earned based on the division’s financial results was $189,000 and the remaining $310,075 was paid as restricted stock. The safety goal was not earned due to a work fatality within the division.

Table 3 -	Incentive Compensation (Cash and Restricted Stock) Earned under the Corporate and Division Incentive Programs in 2008

	Total
	Incentive	Cash	Paid in Restricted
	Earned	Incentives	Stock
Name	($)	($)	(# of Shares)
James H. Roberts Senior Vice President and Granite West Manager	934,728	332,818	$601,910 (17,262)
Michael F. Donnino Senior Vice President and Granite East Manager	760,075	270,000	$490,075 (14,054)

Equity awards earned in 2008 were granted on March 13, 2009. The number of shares earned was determined by dividing the dollar amount of the executive’s incentive by $34.87, the average of the daily closing stock price in the first 30 days of January of the performance year.

Profit Sharing Bonus

Granite maintains a Profit Sharing Bonus Plan that provides a discretionary cash bonus to all salaried employees hired prior to August 1 of the performance (calendar) year. The purpose of the plan is to focus employee effort on Granite’s profitability. In 2008, the Compensation Committee approved a bonus amount of $12 million. This amount was determined after taking into consideration anticipated 2008 profitability, liquidity needs and near-term planned uses of excess cash. The bonus allocated to salaried employees is based on earned compensation and translated to 7.846% on the first $230,000 of NEO base compensation which is listed under the Profit Sharing Bonus Plan in the “All Other Compensation” table on Page 30.

Policy Regarding Recovery of Award if Basis Changes Because of Restatement

If the basis upon which a previous compensation award is made changes because of a restatement of a prior year’s financial results, and the previous award is determined to be an overpayment, it is Granite’s policy to either recover the amount overpaid or to hold the overpayment as a debit against future incentive compensation earned. There were no adjustments to calculations that affected incentive compensation calculated or paid in 2008.

Nonqualified Deferred Compensation

Effective January 1, 2008, Granite replaced its 2005 Key Management Deferred Compensation Plan and 2005 Key Management Deferred Incentive Compensation Plan. The Granite Construction Key Management Deferred Compensation Plan II became the successor plan which:

•	Allows key executives to defer incentive compensation and Employee Stock Ownership (ESOP) dividends. Executives can defer up to 100% of their annual cash bonus, ESOP dividends and Profit Sharing Cash Bonus;

•	Provides a company matching contribution of 6% on the first $100,000 that the employee defers and is credited at the time of deferral. Prior to January 1, 2008, Granite credited participants with a matching contribution, equal to the percentage elected under the Profit Sharing and 401(k) Plan, not to exceed $6,000;

•	Allows NEOs, who are at least 62 years of age and have 10 years of service on the last day of the performance period, to defer receipt of 100% of the restricted stock payable under the performance unit agreement. A quarterly dividend equivalent is credited to NEOs who make this deferral election. Deferred performance units will be distributed as shares of Granite common stock; and

•	Allows for interest to be credited monthly based on the 30-day average of the Lehman Brothers long-term bond index determined as of December 1 of the year prior to the plan year, plus 100 basis points. In 2008, the rate was 5.63%.

In August 2008, the Compensation Committee approved a number of amendments to the Key Management Deferred Compensation Plan II. The amendments were designed to reduce costs associated with the Key Management Deferred Compensation Plan II and at the same time offer participant’s greater investment choices and financial protection. The amendments were as follows:

•	A Rabbi Trust was established to be funded with historical deferrals over a four-year period. All new deferrals will be held in the Trust. By holding the assets within a Trust, participants have added security that future benefit obligations will be satisfied;

•	Corporate-owned life insurance was added providing an opportunity for Granite to save money by reducing the corporate tax expense on the Key Management Deferred Compensation Plan II assets. Participants can voluntarily consent for Granite to purchase life insurance on their behalf and are eligible for a survivor benefit equal to one year’s base salary payable in the event of death. The survivor benefit is payable only while employed with Granite;

•	A menu of investment options for deferral into non-qualified deferred compensation plan accounts was provided to participants. Granite will determine the investment options for the Plan menu and will be permitted to add or remove investment options from the plan based on a review of the performance of the particular investment; and

•	Participants will no longer receive from Granite interest payments based on the Lehman Brothers long-term bond index. All gains and losses to participant’s accounts will be incurred based on the participant’s investment choices and market performance.

The Rabbi Trust and corporate-owned life insurance were implemented on October 1, 2008. The menu of investment options with gains or losses to participant’s accounts determined by market fluctuations was implemented January 1, 2009.

All Other Compensation

The NEOs are eligible to participate in the Granite Construction Profit Sharing and 401(k) Plan. Granite provides matching contributions on compensation deferred as 401(k) contributions not to exceed 6% of IRS qualified compensation up to $230,000. NEOs are provided insurance for personal and auto liability, as well as auto physical damage and umbrella liability.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

We provide certain stock-based compensation under our Amended and Restated 1999 Equity Incentive Plan (the “Plan”), which is accounted for under FASB Statement No 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Restricted stock compensation cost is measured as the stock’s fair value based on the market price at the date of grant. Restricted stock compensation cost is recognized on a pro-rated basis over the vesting period or the period from the grant date to the first maturity date after the holder reaches age 62 and has completed certain specified years of service, when all restricted shares become fully vested.

Salary and cash incentive payments and deferred compensation are taxable to the executive officer in the year they are paid. Restricted stock incentives are taxable income to the executive officer and provide an income tax deduction for Granite in the year the stock vests. Granite expenses salary and cash incentive payments in the year they are earned.

Section 162(m) of the Internal Revenue Code (the “Code”) disallows a federal income tax deduction to publicly held companies for certain compensation paid to certain of their NEOs, to the extent that compensation exceeds $1 million per executive officer in any fiscal year. This limitation applies only to compensation that is not considered performance-based under the Section 162(m) rules. Our executive compensation programs have been structured so that any compensation deemed paid in connection with the program is intended to qualify as performance-based compensation which will not be subject to the $1 million limitation.

2009 Executive Compensation Program

The 2009 NEO compensation program is materially different from 2008 and reflects Granite’s and the Compensation Committee’s ongoing efforts to better align pay levels and program design with market best practices and long-term shareholder value creation. As the next step to enhance market competitiveness of the Company’s NEO compensation program, the Compensation Committee approved the following principal components of the 2009 NEO compensation program:

•	No adjustments to base salary compensation;

•	Incentive adjustments to align total direct compensation with market median levels;

•	Individual total direct compensation opportunity defined at three levels - threshold, target and maximum. In 2008, total direct compensation was defined at maximum levels;

•	A stand-alone annual incentive plan based on RONA, operating cash flow margin, safety and strategic measures, AOI and safety measures, as applicable; and

•	A separate stand-alone long-term incentive plan based on 3-year average economic profit and total shareholder return (“TSR”) performance relative to a comparator group of companies.

The 2009 NEO compensation program design further strengthens the relationship between pay and shareholder value creation by introducing additional performance measures and increasing the difficulty level of performance hurdles. The specifics of the compensation opportunity, plan design and performance objectives will be discussed in greater detail in our 2010 proxy statement.

Severance Arrangement

Our Chief Financial Officer, LeAnne M. Stewart, is eligible to receive severance benefits if her employment is terminated without cause. Termination with cause would include some of the following reasons: unauthorized disclosure of confidential information; conviction of a felony; misappropriation of Granite assets; and violation of Granite’s code of conduct. In the event of her termination without cause, Ms. Stewart would receive the following:

•	Continued vesting of unvested equity grants for a period of 12 months; and

•	Lump sum cash benefits equal to (1) the then current year’s annual incentive plan target bonus prorated for the number of days in service for the given year, and (2) one year’s base salary at the rate in effect at the time of termination.

These cash benefits will be paid in 30 days from the date of termination. Granite provided this benefit to incentivize Ms. Stewart to join Granite with the understanding that in the event she was terminated without cause she would not be adversely impacted financially. A similar benefit has not been provided to the remaining NEOs, each of whom has been employed with Granite for at least 27 years.

Change-in-Control Arrangements

Currently, all NEOs along with 11 other key employees approved by the Compensation Committee are participants in the Executive Retention and Severance Plan. The purpose of the Plan is to:

•	Provide an incentive to the existing management to remain with Granite during a potential acquisition in order to obtain the best terms for the shareholders or to assure Granite’s viability in executing its strategy if Granite remains independent; and

•	Attract and retain executives by reducing their concerns regarding future employment following a change of control.

The Executive Retention and Severance Plan provides that if an executive officer’s employment with Granite is terminated within three years after a “change in control” of Granite, or if the executive officer terminates for “good reason”, the executive officer will be entitled to the following benefits unless his or her employment is terminated for cause:

•	A lump sum payment equal to three times the executive officer’s annual base salary rate in effect immediately prior to the executive officer’s termination upon a change in control;

•	A lump sum payment equal to three times the average of the aggregate of all annual incentive bonuses earned by the executive officer for the three fiscal years immediately preceding the fiscal year of the change in control;

•	A lump sum payment equal to the average of the aggregate annual employer contribution, less applicable withholding, made on behalf of the executive officer for the three fiscal years preceding the fiscal year of the change in control to the ESOP, profit sharing plan, and any other retirement plan in effect immediately prior to the change in control;

•	A lump sum payment equal to three times the average annual premium cost for group health life and long term disability benefits provided for the three fiscal years preceding the fiscal year of termination;

•	Accelerated vesting of equity awards in accordance with the provisions contained in such plans; and

•	Reasonable professional outplacement services for the executive officer until the earlier of two years following the date of termination or the date on which the executive officer obtains employment.

The amount of payment made to the terminated executive officer will not exceed, and will be reduced if required in order not to exceed the Safe Harbor amount allowable under Section 4999 of the Code.

For purposes of the Executive Retention and Severance Plan:

•	A “change-in-control” is defined as (i) a merger, consolidation or acquisition of Granite where our shareholders do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of our assets to a corporation not controlled by Granite or its shareholders; or (iii) the transfer to affiliated persons of more than 30% of our voting stock, which leads to a change of a majority of the members of the Board of Directors; and

•	“Good reason” means (i) a material diminution in the executive’s authority, duties or responsibilities, causing the executive’s position to be of materially lesser rank or responsibility within Granite or an equivalent business unit of its parent; (ii) a decrease in the executive’s base salary rate; (iii) relocation of the executive’s work place that increases the regular commute distance between the executive’s residence and work place by more than 30 miles (one way); or (iv) any material breach of the Plan by Granite with respect to the executive during a Change in Control period.

A change-in-control will also affect restricted stock earned under the Amended and Restated 1999 Equity Incentive Plan. This plan provides that if the surviving successor or acquiring corporation does not either assume outstanding restricted stock awards or substitute new restricted stock awards having an equivalent value, the Board of Directors will provide that any restricted stock awards otherwise unvested will be immediately vested in full.

Role of NEOs in Determining Executive Compensation

All elements of the Chief Executive Officer’s compensation are determined by the Compensation Committee. The Chief Executive Officer attends Compensation Committee meetings and recommends annual salary levels, incentive compensation and payouts for other NEOs to the Compensation Committee for approval.

Role of the Compensation Consultant

Granite has retained Mercer (US) Inc. (“Mercer”) to provide information, analyses and advice regarding executive compensation. The Mercer consultant who performs these services reports to the Vice President of Human Resources and the Director of Compensation and Benefits. For a more complete discussion of this relationship, see “Role of the Compensation Consultant” on Page 8.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and in Granite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Members of the Compensation Committee:

Gary M. Cusumano, Chairman	William H. Powell

Claes G. Bjork	Rebecca A. McDonald

Summary Compensation Table
2008

The following table summarizes the compensation for our Chief Executive Officer, Chief Financial Officer, three other most highly compensated Named Executive Officers (our “NEOs”) and our former Chief Financial Officer for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008.

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
				Incentive Plan	Deferred	All Other
			Stock	Compensation	Compensation	Compensation
Name and		Salary	Awards(1)	(2)	Earnings(3)	(4)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
William G. Dorey	2008	500,000	1,300,000	630,000	-	54,877	2,484,877
President &	2007	450,000	-	1,350,000	-	42,955	1,842,955
Chief Executive Officer	2006	360,000	1,382,034	480,000	2,057	59,675	2,283,766

LeAnne M. Stewart(5)	2008	330,000	-	198,000	-	70,159	598,159
Senior Vice President &	2007	-	-	-	-	-	-
Chief Financial Officer	2006	-	-	-	-	-	-

Mark E. Boitano	2008	400,000	357,424	450,000	-	127,672	1,335,096
Executive Vice President	2007	350,000	349,305	490,000	-	57,219	1,246,524
& Chief Operating Officer	2006	300,000	319,116	390,000	276	57,585	1,066,977

James H. Roberts	2008	300,000	290,657	332,818	-	137,304	1,060,779
Senior Vice President &	2007	260,000	288,365	340,000	-	62,153	950,518
Granite West Manager	2006	240,000	263,507	300,000	155	58,598	862,260

Michael F. Donnino	2008	300,000	42,489	270,000	-	96,209	708,698
Senior Vice President &	2007	240,000	31,088	72,000	-	36,333	379,421
Granite East Manager	2006	240,000	76,674	35,478	418	45,460	398,030

William E. Barton(5)	2008	255,000	300,000	108,000	-	47,640	710,640
Retired	2007	275,000	201,896	235,000	-	45,684	757,580
Senior Vice President &	2006	260,000	718,459	190,000	255	46,965	1,215,679
Chief Financial Officer

(1) The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended December 31, 2008 (see Note 14 of the Notes to the Consolidated Financial Statements in Granite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008). Messrs. Dorey and Barton were both 62 years of age with 10 years of service in 2008. The stock portion of their 2008 performance incentive was vested upon grant and was fully expensed as of December 31, 2008. Stock awards to Messrs. Boitano, Roberts and Donnino reflect expenses recognized in 2008 for grants made in 2008 and earlier. No stock awards were expensed for Ms. Stewart who was hired in 2008.

(2) The amounts in column (e) reflect the cash awards earned for performance in 2008, awarded and paid in March 2009, cash awards for performance in 2007, awarded and paid in March 2008, and performance in 2006, awarded and paid in March 2007, respectively.

In 2008, Mr. Dorey earned $1,930,000 in incentive compensation of which $630,000 was payable in cash and $1,300,000 in stock which was expensed in 2008. In 2007, Mr. Dorey earned $1,350,000 in incentive compensation of which $450,000 was payable in cash and $900,000 was payable in stock under the Corporate Incentive Plan. Mr. Dorey elected to defer all of his incentive plan earnings into the Key Management Deferred Compensation Program and did not receive any stock. Mr. Dorey’s 2006 incentive compensation reflects a cash award of $480,000 and vested stock awards of $1,382,034 which were expensed in 2006.

In 2008, Mr. Boitano earned $1,350,000 in incentive compensation of which $450,000 was paid in cash and $900,000 was earned and settled in restricted shares on March 13, 2009. Since this grant was not expensed in 2008 the FAS 123R expense will be disclosed in next year’s proxy statement under column (d). For the grant date value of those shares, please refer to the Grants of Plan Based Awards table.

In 2008, Mr. Roberts earned $934,728 in incentive compensation of which $332,818 was paid in cash and $601,910 was earned and settled in restricted shares on March 13, 2009. Since this grant was not expensed in 2008, the FAS 123R expense will be disclosed in next year’s proxy statement under column (d). For the grant date value of those shares, please refer to the Grants of Plan Based Awards table.

In 2008, Mr. Donnino earned $760,075, of which $270,000 was paid in cash and $490,075 was earned and settled in restricted shares on March 13, 2009. Since this grant was not expensed in 2008, the FAS 123R expense will be disclosed in next year’s proxy statement under column (d). For the grant date value of those shares, please refer to the Grants of Plan Based Awards table.

(3) The amounts in column (f) reflect the above-market earnings on deferred compensation. Above-market is any interest above the applicable federal long-term rate that corresponds most closely to the rate used by the plan at the time the interest rate or formula is set.

(4) Please refer to the next table for a detailed break-down of all other compensation.

(5) Ms. Stewart’s and Mr. Barton’s salary, stock awards and non-equity incentive plan compensation was prorated to reflect that they were not employed for the full 12 months of 2008. Ms. Stewart was hired effective February 4, 2008, and Mr. Barton retired effective August 15, 2008.

All Other Compensation
2008

		Profit		Nonqualified
		Sharing		Deferred
	401K	Bonus		Company
	Match	Plan	Dividends	Contributions	Vehicle	Insurance	Other
Name and	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Total
Principal Position	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
William G. Dorey President & Chief Executive Officer	13,800	18,045	42	6,000	2,249	14,741	-	54,877
LeAnne M. Stewart Senior Vice President & Chief Financial Officer	3,000	18,045	-	-	11,774	5,140	32,200	70,159
Mark E. Boitano Executive Vice President & Chief Operating Officer	13,800	18,045	76,379	1,229	3,478	14,741		127,672
James H. Roberts Senior Vice President & Granite West Manager	13,800	18,045	87,069	-	1,073	17,317	-	137,304
Michael F. Donnino Senior Vice President & Granite East Manager	13,800	18,045	36,845	509	720	17,290	9,000	96,209
William E. Barton Senior Vice President & Chief Financial Officer	13,800	17,653	-	-	6,460	9,727	-	47,640

(1) The amounts in column (b) reflect the company match, not to exceed 6%, on compensation deferred into the Profit Sharing and 401(k) Plans.

(2) The amounts in column (c) reflect a discretionary bonus of 7.846% paid on base compensation under the Profit Sharing Bonus Program.

(3) The amounts in column (d) reflect Restricted Stock and ESOP dividends paid to Messrs. Boitano, Roberts and Donnino.

(4) The amounts in column (e) reflect a company matching contribution, not to exceed 6%, on the first $100,000 contributed into the Key Management Deferred compensation Plan II.

(5) The amounts in column (f) reflect the taxable portion of the vehicle allowances provided to the NEOs. Ms. Stewart and Mr. Barton are provided cash allowances while Messrs. Dorey, Boitano, Roberts and Donnino are provided Granite-owned vehicles.

(6) The amounts in column (g) reflect the company expense for medical, dental, vision, life, and long-term disability insurance.

(7) The amounts in column (h) reflect Ms. Stewart’s reimbursed relocation costs upon joining Granite and a special allowance for financial planning services for Mr. Donnino approved by the Compensation Committee.

Grants of Plan-Based Awards
2008

The following table provides additional information about stock and option awards and equity and non-equity incentive plan awards granted to our NEOs during the year ended December 31, 2008.

		Estimated Future Payouts under			Estimated Future Payouts under			Grant Date
		Non-Equity Incentive Plan			Equity Incentive Plan			Fair Value
		Awards((1)(2)(4)			Awards(3)(4)			of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards(5)
Name	Date	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
William G. Dorey	3/13/2009	-	-	-	-	-	-	1,506,898
	3/14/2008	-	-	700,000	-	-	1,300,000	-
	3/14/2008	-	-	-	-	-	-	(6)
	3/15/2007	-	-	450,000	-	-	900,000	-
	3/15/2007	-	-	-	-	-	-	501,147
LeAnne M. Stewart	3/13/2009	-	-	-	-	-	-	637,545
	3/14/2008	-	-	240,000	-	-	600,000	-
Mark E. Boitano	3/13/2009	-	-	-	-	-	-	1,043,240
	3/14/2008	-	-	500,000	-	-	900,000	-
	3/14/2008	-	-	-	-	-	-	332,529
	3/15/2007	-	-	490,000	-	-	560,000	-
	3/15/2007	-	-	-	-	-	-	411,759
James H. Roberts	3/13/2009	-	-	-	-	-	-	697,730
	3/14/2008	-	-	350,000	-	-	650,000	-
	3/14/2008	-	-	-	-	-	-	237,512
	3/15/2007	-	-	340,000	-	-	400,000	-
	3/15/2007	-	-	-	-	-		367,435
Michael F. Donnino	3/13/2009	-	-	-	-	-	-	568,063
	3/14/2008	-	-	300,000	-	-	600,000	-
	3/14/2008	-	-	-	-	-	-	57,004
	3/15/2007	-	-	240,000	-	-	320,000	-
	3/15/2007	-	-	-	-	-	-	-
William E. Barton	3/13/2009	-	-	-	-	-	-	347,733
	3/14/2008	-	-	240,000	-	-	600,000	-
	3/14/2008	-	-	-	-	-	-	201,896
	3/15/2007	-	-	235,000	-	-	340,000	-
	3/15/2007	-	-	-	-	-	-	268,909

(1) Estimated future payouts reflect potential awards for the period from January 1 to December 31, 2008.

(2) The amounts in column (c) reflect the threshold under Granite’s Corporate and Division plan, as applicable. This is zero when the RONA is less than 50% of the WACC and when TSIR actual is greater than 130% of the TSIR target. Column (e) is achieved when the RONA equals the WACC and TSIR actual equals 70% of the TSIR target.

(3) The amounts in column (f) reflect the threshold level under the Equity Component of the Corporate and Division, plans as applicable. This is zero when the RONA is less than 100% of the WACC. Column (h) is based on the RONA exceeding the WACC by a preset percentage to reach the maximum RONA target.

(4) Targets for both the Non-Equity and Equity Incentive Awards are marked as a dash under target columns because there are no targets. Actual award amounts are calculated based on a straight line proration of Granite’s RONA compared to the WACC.

(5) The amounts in column (i) show the fair market value of restricted stock determined in accordance with FAS 123R. These are restricted stock grants made to settle the incentive award earned under column (h) for prior years’ performance. The full grant date fair value is the amount that Granite would expense in its financial statements over the award’s vesting schedule, as applicable.

For 2008 performance, the number of shares was calculated based on the dollar value of the award earned divided by the average of the daily closing stock price in the first 30 days in January of the 2008 performance year. The calculated price was $34.87. The fair value was based on the stock price on the grant date as of March 13, 2009 which was $40.42. The number of shares granted is shown on Pages 30 and 31 in the Compensation Discussion and Analysis section.

For 2007 performance, the number of shares was calculated based on the dollar value of the award earned divided by the average of the daily closing stock price in the first 30 days in January of the 2007 performance year. The calculated price was $51.75. The fair value was based on the stock price on the grant date as of March 14, 2008 which was $30.73. Mr. Boitano was granted 10,821 shares, Mr. Barton was granted 6,570 shares, Mr. Roberts was granted 7,729 shares and Mr. Donnino was granted 1,855 shares.

For 2006 performance, the number of shares was calculated based on the dollar value of the award earned divided by the stock price on the last trading day of the 2006 performance year. The calculated price was $50.32. The fair value was based on the stock price on the grant date as of March 15, 2007 which was $57.57. Mr. Dorey was granted 8,705 shares, Mr. Boitano was granted 6,217 shares, Mr. Barton was granted 4,671 shares, Mr. Roberts was granted 6,382 shares and Mr. Donnino did not receive any shares.

(6) Mr. Dorey deferred his potential March 14, 2008 restricted stock award of $526,685 into our Key Management Deferred Compensation Plan II. The restricted value was calculated using the plan price of $51.75 which was the average of the daily closing stock price on the first 30 days of January of the plan year, which equated to 17,139 shares. The fair market value of these shares was based on the March 14, 2008 closing stock price of $30.73. The actual amount credited to his account reflects applicable tax deductions.

Outstanding Equity Awards at Fiscal Year End
2008

The following table summarizes equity awards made to the NEOs that were outstanding as of December 31, 2008.

Stock Awards
Equity Incentive Plan
	Awards: Number of	Market Value of
	Unearned Shares, Units	Shares or Units of
	or other Rights that Have	Stock that Have
	Not Vested(1)	Not Vested(2)
Name	(#)	($)
(a)	(b)	(c)

William G. Dorey	-	-

LeAnne M. Stewart	-	-

Mark E. Boitano	27,134	1,191,997

James H. Roberts	39,855	1,750,830

Michael F. Donnino	5,575	244,910
William E. Barton (Retired)	-	-

(1) In 2006, Messrs. Dorey and Barton became fully vested in all stock awards under Granite’s vesting program, whereby stock is 100% vested when the holder reaches age 62 with 10 years of service. Messrs. Dorey and Barton’s amounts that vested in 2008 are reflected in the Stock Vested table in columns (b) and (c).

(2) The amounts shown in column (c) reflect the December 31, 2008 stock price of $43.93.

Stock Vested
2008

The following table reflects the number of shares our NEOs acquired upon the vesting of stock awards during 2008 and the value realized before payment of applicable withholding tax and broker commissions.

	Stock Awards
	Number of Shares
	Acquired on	Value Realized
	Vesting(1)	upon Vesting(2)
Name	(#)	($)
(a)	(b)	(c)

William G. Dorey	37,281	1,506,898

LeAnne M. Stewart	-	-

Mark E. Boitano	9,792	324,873

James H. Roberts	14,805	446,963

Michael F. Donnino	-	-

William E. Barton	8,603	347,733

(1) In 2006, Messrs. Dorey and Barton turned age 62 with 10 years service. Under the Granite vesting program all of their outstanding stock awards became 100% vested. With respect to performance awards for 2008, Mr. Dorey earned 37,281 shares and Mr. Barton earned 8,603 shares based on a plan grant price of $34.87. This is the average of the daily closing stock price in the first 30 days of January of the 2008 performance year. Mr. Dorey’s and Mr. Barton’s stock awards were 100% vested in 2008.

(2) The amounts in column (c) reflect the fair value on the day of vesting.

Nonqualified Deferred Compensation
2008

The following table summarizes our NEOs’ compensation under our nonqualified deferred compensation plans for the year ended December 31, 2008 which is also reflected in the Summary Compensation Table above:

	Executive	Registrant	Aggregate
	Contributions in	Contributions in	Earnings in Last	Aggregate Balance at
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Last Fiscal Year End
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)

William G. Dorey	333,087	6,000	194,829	4,837,342

LeAnne M. Stewart	-	-	-	-

Mark E. Boitano	79,484	1,229	25,417	508,525

James H. Roberts	15,339	-	14,326	279,759

Michael F. Donnino	51,991	509	35,523	694,656

William E. Barton	-	-	19,575	321,967

(1) NEOs could defer compensation under the Granite Construction Key Management Deferred Compensation Plan II which allows key executives to defer incentive compensation and employee stock ownership (ESOP) dividends. We provide a matching contribution of 6% on the first $100,000 of employee deferral. Participants are required to make an election each plan year with respect to the amount to be deferred, date, and form of distribution. A distribution election is irrevocable on the first day of each plan year. Amounts in column (b) in the above table are included in the Summary Compensation Table. Mr. Dorey deferred a portion of his non equity incentive compensation, profit sharing cash bonus and ESOP dividends in to the Key Management Deferred Compensation Plan II. Messrs. Boitano and Donnino deferred their profit sharing cash bonus and ESOP dividends while Mr. Roberts deferred his profit sharing cash bonus into the Key Management Deferred Compensation Plan II. Due to timing difference of the matching contribution, amounts in column (c) may not equal 6% of the executive contribution in column (b).

(2) The Key Management Deferred Compensation Plan II allows NEOs who are 62 years of age and have 10 years of service on the last day of the performance period, to defer receipt of 100% of the restricted stock payable under the performance unit agreement. A quarterly dividend equivalent is credited to NEOs who defer performance units into the Key Management Deferred Compensation Plan II. For the performance period ended December 31, 2008 there was no deferral of restricted stock payable under the performance unit agreement. Mr. Dorey’s aggregate balance of $3,756,791 reflects the cash value of $2,997,240 in incentive compensation deferrals and 17,290.25 performance units valued at $759,551, based on a closing stock price of $43.93 on December 31, 2008. Messrs. Boitano, Roberts, Donnino and Barton have no performance unit deferrals into the Key Management Deferred Compensation Plan II.

Potential Payments upon Termination or Change in Control

Except in the case of a change in control of Granite, we are not obligated to pay severance or other enhanced benefits to any of the NEOs, except Ms. Stewart, upon termination of their employment. Severance benefits payable to Ms. Stewart upon the termination of her employment other than for cause are described under “Severance Arrangement” above. No severance payments were made to Mr. Barton upon his retirement from Granite in 2008.

The following table describes an example of the potential payments and benefits under Granite’s compensation and benefit plans and arrangements to which the NEOs would be entitled upon termination of employment within three years following a change in control of Granite. This example assumes the event occurred on the last business day of the last completed fiscal year, 2008.

	Cash			Accelerated
	Severance	Insurance	Other	Equity
	Payment(1)	Benefits(2)	Compensation(3)	Awards(4)	Total
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

William G. Dorey	5,698,034	48,367	97,977	-	5,844,378

LeAnne M. Stewart	1,408,000	48,367	21,045	-	1,477,412

Mark E. Boitano	4,381,044	48,367	97,977	1,191,997	5,719,385

James H. Roberts	3,195,891	48,367	97,977	1,750,830	5,093,066

Michael F. Donnino	1,863,553	48,367	90,371	244,910	2,247,201

(1)  The amounts in column (b) reflect a lump sum payment equal to the average of the aggregate annual incentive bonuses earned for the three fiscal years preceding the fiscal year of the change in control and a lump sum payment equal to three times the annual base salary rate in effect immediately prior to the termination.

(2)  The amounts in column (c) reflect the lump sum equal to the average cost to Granite of the executive officer’s group insurance benefits, such as life, health and long-term disability, for the three fiscal years ending before the date of termination.

(3)  The amounts in column (d) reflect a lump sum payment equal to the average cash equivalent of contributions which would have been made on behalf of the officer for the three fiscal years ending before the date of termination to the ESOP, profit sharing plan, or other retirement plan provided by Granite and in effect as of the date of termination. This amount does not include additional amounts that may be payable for reasonable professional outplacement services for the executive officer.

(4)  In the event of a change in control, if the acquiring corporation elects not to assume or substitute outstanding equity awards, all non-exercisable, unvested or unpaid portions of these outstanding equity awards would become immediately exercisable and fully vested. If the executive officer’s service is terminated within 12 months following a change in control, the exercisability, vesting, and payment of the outstanding awards are accelerated effective immediately as of the date of termination. The amounts in column (e) reflect the outstanding equity awards valued at the December 31, 2008 stock value of $43.93. In 2007, Mr. Dorey’s outstanding stock awards were 100% vested under the Granite vesting program as he qualified for accelerated vesting as he was age 62 with 10 years of service.

Director Compensation

Cash Compensation

Non-employee directors receive annual retainers which were paid in quarterly installments. All non-employee directors are paid a retainer of $70,000 for board membership. Non-employee directors on the Audit/Compliance Committee, Nominating and Corporate Governance Committee, and Compensation Committee receive an additional retainer of $5,000 for each committee on which they served. Strategic Planning and Executive Committee members are paid retainers of $3,000 for participation on each of these committees. The Chairman of the Audit/Compliance Committee receives an additional annual retainer of $15,000. The Chair of the Compensation Committee receives an additional retainer of $12,000 while the Nominating and Corporate Governance Committee Chair receives an added retainer of $10,000. The Strategic Planning Committee Chair is paid an additional retainer of $8,000. No additional fees are paid for attendance at meetings whether in person or telephonically.

Equity Compensation

Each non-employee director, other than the Presiding Director, receives an annual grant of 1,000 shares of restricted stock. The Presiding Director receives an annual grant of 1,150 shares of restricted stock. Non-employee director restricted stock awards vest in full at the end of the director’s term. Restricted stock was granted July 1, 2008 at a fair market value of $32.30. The Chairman of the Board received an annual grant of 3,000 shares of restricted stock with a grant value of $34.26 on July 24, 2008.

Director Compensation Table
2008

The following table presents the compensation provided by Granite to our directors for the year ended December 31, 2008.

	Fees Earned or	Unit	Option	All Other
	Paid in Cash(1)	Award(2)	Award(2)	Compensation(3)	Total
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Claes G. Bjork	78,000	29,519	-	560	108,079

James W. Bradford, Jr.	86,000	53,154	-	650	139,804

Gary M. Cusumano	83,000	36,293	-	390	119,683

David H. Kelsey	90,000	53,154	-	650	143,804

Rebecca A. McDonald	96,091	32,629	-	728	129,448

J. Fernando Niebla	83,000	36,293	-	390	119,683

William H. Powell	94,909	30,836	-	670	126,415

David H. Watts(4)	-	15,573	-	287,790	303,363

(1) The amount in column (b) reflects the annual cash retainer paid to non-employee directors for the year ended December 31, 2008. In 2008 each non-employee director was paid an annual retainer as a member of the board and additional retainers for participation as a member and Chair of a Board committee. The cash retainer was paid quarterly in equal payments. No meeting fees were paid. In 2008 each non-employee director received an equity grant of 1000 shares of restricted stock. The Presiding Director received an additional 15% stock equity grant totaling 1150 restricted shares. The restricted stock qualifies for quarterly dividend payments.

(2) The amounts in column (c) reflect the dollar amount recognized for financial statement reporting purposes for equity awards granted in the fiscal year ended December 31, 2008 in accordance with FAS 123R. The vesting amounts vary based on the director’s term. On July 1, 2008, Messrs. Bjork, Bradford, Cusumano, Kelsey and Niebla and Ms. McDonald received a grant of 1,000 shares of restricted stock with a grant value of $32.20. Mr. Powell, as Presiding Director, received a grant of 1,150 shares of restricted stock with a grant value of $32.20. As of the fiscal year ended December 31, 2008, Mr. Powell and Ms. McDonald had an aggregate balance of 2,150 unvested shares, Messrs. Bjork, Bradford and Kelsey had an unvested balance of 2,000 shares and Messrs. Cusumano and Niebla had an aggregate unvested balance of 1,000 shares.

(3) Column (e) includes dividends on restricted stock issued on July 1, 2008.

(4) Mr. Watts, Chairman of the Board, is a non-executive employee of Granite. During 2008, Mr. Watts received a salary of $270,000 and a grant of 3,000 shares of restricted stock with a grant value of $34.26 on July 24, 2008. Mr. Watts was provided medical, dental, vision, life, long-term disability insurance, and a company vehicle valued at $17,399.88. He received quarterly dividend payments of $390.

Stock Ownership of Beneficial Owners and Certain Management

The following table provides information concerning the ownership of our common stock by all directors and nominees, our Chief Executive Officer and our other NEOs, our former Chief Financial Officer, our directors and executive officers as a group, and owners of 5% or more of the outstanding common stock on March 20, 2009.

	Amount and Nature	Percent of
	of Beneficial	Common Stock
Name	Ownership(1)	Outstanding(2)
Emben & Co. (ESOP Trust) c/o BNY Western Trust Company One Wall Street New York, NY 10286	4,405,904	11.39
Advisory Research, Inc.(3) 180 North Stetson Street, Suite 5500 Chicago, IL 60601	2,508,145	6.56
Barclays Global Investors, NA(4) 400 Howard Street San Francisco, CA 94105	2,011,364	5.26
David H. Watts(5)	3,874	*
Claes G. Bjork(6)	20,216	*
James W. Bradford, Jr.(7)	6,884	*
Gary M. Cusumano(8)	6,334	*
David H. Kelsey(9)	11,509	*
Rebecca A. McDonald(10)	16,563	*
J. Fernando Niebla(11)	16,312	*
William H. Powell(12)	21,945	*
William G. Dorey(13)	223,202	*
LeAnne M. Stewart(14)	16,773	*
Mark E. Boitano(15)	70,131	*
Michael F. Donnino(16)	87,317	*
James H. Roberts(17)	181,661	*
William E. Barton(18)	89,857	*
All Executive Officers and Directors
As a Group (14 Persons) (5-18)	772,578	2%

*   Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Calculated on the basis of 38,677,755 shares of common stock outstanding as of March 20, 2009, except that shares of common stock underlying options exercisable within 60 days of March 20, 2009 are deemed outstanding for purposes of calculating the beneficial ownership of common stock of the holders of such options.

(3) Share ownership is as of December 31, 2008. Based upon a Schedule 13G filed by Advisory Research, Inc. (“Advisory Research”) with the Securities and Exchange Commission. Advisory Research has sole voting power and sole dispositive power with respect to all 2,508,145 shares.

(4) Share ownership is as of December 31, 2008. Based upon a Schedule 13G filed by Barclays Global Investors, NA (“Barclays”) with the Securities and Exchange Commission. Barclays has sole voting power with respect to 1,690,747 shares and sole dispositive power with respect to all 2,011,364 shares.

(5) Includes 223 shares of common stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Watts’ account as of March 20, 2009, over which Mr. Watts has voting but not dispositive power. Mr. Watts became eligible to withdraw his ESOP shares when he turned 59 1/2 and had completed 10 years of vesting service. He can elect to make a withdrawal once during each plan year. Also includes 3,000 shares granted to Mr. Watts on July 24, 2008 under the Amended and Restated 1999 Equity Incentive Plan which Mr. Watts will have the right to acquire in May 2011 as a result of shares vesting, and 651 shares that Mr. Watts holds in trust for the benefit of family members, as to which Mr. Watts and his wife share voting and investment power.

(6) Includes 8,216 shares of common stock which Mr. Bjork has the right to acquire as of March 20, 2009 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 2,000 shares of common stock granted to Mr. Bjork under the Amended and Restated 1999 Equity Incentive Plan which Mr. Bjork will have the right to acquire in May 2010 as a result of the shares vesting, and 10,000 shares of common stock held in Mr. Bjork’s name.

(7) Includes 3,163 shares of common stock which Mr. Bradford has the right to acquire as of March 20, 2009 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 721 shares of common stock units and dividends granted to Mr. Bradford under the Amended and Restated 1999 Equity Incentive Plan, 2,000 shares of common stock granted to Mr. Bradford under the Amended and Restated 1999 Equity Incentive Plan which Mr. Bradford will have the right to acquire on May 15, 2009 as a result of the shares vesting, and 1,000 shares of common stock that Mr. Bradford holds jointly with his wife.

(8) Includes 1,268 shares of common stock which Mr. Cusumano has the right to acquire as of March 20, 2009 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 1,595 shares of common stock units and dividends granted to Mr. Cusumano under the Amended and Restated 1999 Equity Incentive Plan, 1,000 shares of common stock granted to Mr. Cusumano under the Amended and Restated 1999 Equity Incentive Plan which Mr. Cusumano will have the right to acquire in May 2011 as a result of the shares vesting, 1,000 shares of common stock that he holds in his name, and 1,471 shares of common stock that Mr. Cusumano holds in trust for the benefit of his family as to which shares Mr. Cusumano and his wife share voting and investment power.

(9) Includes 5,973 shares of common stock which Mr. Kelsey has the right to acquire as of March 20, 2009 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 1,688 shares of common stock units and dividends granted to Mr. Kelsey under the Amended and Restated 1999 Equity Incentive Plan, 2,000 shares of common stock granted to Mr. Kelsey under the Amended and Restated 1999 Equity Incentive Plan which Mr. Kelsey will have the right to acquire on May 15, 2009 as a result of the shares vesting, and 1,848 shares of common stock that Mr. Kelsey holds jointly with his wife.

(10) Includes 8,613 shares of common stock which Ms. McDonald has the right to acquire as of March 20, 2009 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 4,675 shares of common stock units and dividends granted to Ms. McDonald under the Amended and Restated 1999 Equity Incentive Plan, 2,150 shares of common stock granted to Ms. McDonald under the Amended and Restated 1999 Equity Incentive Plan which Ms. McDonald will have the right to acquire in May 2010 as a result of the shares vesting, and 1,125 shares of common stock held in Ms. McDonald’s name.

(11) Includes 11,434 shares of common stock which Mr. Niebla has the right to acquire as of March 20, 2009 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 2,878 shares of common stock units and dividends granted to Mr. Niebla under the Amended and Restated 1999 Equity Incentive Plan, 1,000 shares that Mr. Niebla holds in his name, and 1,000 shares of common stock granted to Mr. Niebla under the Amended and Restated 1999 Equity Incentive Plan which Mr. Niebla will have the right to acquire in May 2011 as a result of the shares vesting.

(12) Includes 3,638 shares of common stock units and dividends granted to Mr. Powell under the Amended and Restated 1999 Equity Incentive Plan, 2,150 shares of common stock granted to Mr. Powell under the Amended and Restated 1999 Equity Incentive Plan which Mr. Powell will have the right to acquire in May 2010 as a result of the shares vesting, and 16,157 shares of common stock that Mr. Powell holds jointly with his wife.

(13) Includes 80 shares of common stock owned by the ESOP but allocated to Mr. Dorey’s account as of March 20, 2009, over which Mr. Dorey has voting but not dispositive power, 23,954 shares of common stock held in Mr. Dorey’s name, and 199,248 shares of common stock that Mr. Dorey holds in trust for the benefit of his family as to which shares Mr. Dorey and his wife share voting and investment power. Mr. Dorey became eligible to withdraw his ESOP shares when he turned 59 1/2 and had completed 10 years of vesting service. He can elect to make a withdrawal once during each plan year.

(14) Includes 15,773 shares of restricted stock over which Ms. Stewart has voting, but not dispositive power as of March 20, 2009, and 1,000 shares of common stock held in Ms. Stewart’s name.

(15) Includes 45,246 shares of restricted stock over which Mr. Boitano has voting, but not dispositive power, as of March 20, 2009, 4,948 shares of common stock held in Mr. Boitano’s name, and 19,937 shares of common stock that Mr. Boitano holds in a trust for the benefit of his family as to which shares Mr. Boitano and his wife share voting and investment power.

(16) Includes approximately 65,281 shares of common stock owned by the ESOP but allocated to Mr. Donnino’s account as of March 20, 2009, 19,629 shares of restricted stock over which Mr. Donnino has voting, but not dispositive power, as of March 20, 2009, and 2,407 shares of common stock held in Mr. Donnino’s name. Mr. Donnino becomes eligible to make withdrawals of his ESOP shares when he turns 59 1/2 and has completed 10 years of vesting service, at which time he can elect to withdraw from his account once during each plan year.

(17) Includes approximately 127,585 shares of common stock owned by the ESOP but allocated to Mr. Roberts’ account as of March 20, 2009, 5,183 shares of common stock held in Mr. Robert’s name, and 48,893 shares of restricted stock over which Mr. Roberts has voting, but not dispositive power, as of March 20, 2009. Mr. Roberts becomes eligible to make withdrawals of his ESOP shares when he turns 59 1/2 and has completed 10 years of vesting service, at which time he can elect to withdraw from his account once during each plan year.

(18) Common stock owned by Mr. Barton as of his retirement in August 2008. Includes 69,102 shares of common stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Barton’s account, over which Mr. Barton has voting but not dispositive power, and 20,755 shares of common stock held in Mr. Barton’s name. Mr. Barton became eligible to withdraw his ESOP shares when he turned 59 1/2 and had completed 10 years of vesting service.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and any persons who beneficially own more than 10% of our common stock to report ownership of and transactions in Granite stock with the SEC. For practical purposes, we assist our directors and officers by monitoring transactions and completing and filing the reports on their behalf. Based on our review of these forms and written representations from our executive officers and directors, we believe that all filing requirements applicable to them were complied with except that, due to an in-house administrative error, Mr. Boitano’s Form 4 for December 31, 2008 was filed one day late.

Equity Compensation Plan Information

The following table contains information as of December 31, 2008 regarding stock authorized for issuance under the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan:

Number of shares
		Weighted	remaining available for
	Number of shares to	average exercise	future issuance under
	be issued upon	price of	equity compensation
	exercise of	outstanding	plans (excluding stock
	outstanding options	options	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	45,033	$27.04	2,020,008
Total	45,033	$27.04	2,020,008

Transactions with Related Persons

Granite’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions. They also determine, based on the facts and circumstances, whether the Company or a related person has a direct or indirect interest in the transaction. In addition, the Board of Directors has adopted a written policy and procedures for review and approval of related party transactions involving Granite. The policy requires the Audit/Compliance Committee’s review and approval or ratification of any related party transaction in which Granite is a participant. This includes, among other things, any related party transaction that would be required to be disclosed under the rules and regulations of the Securities and Exchange Commission.

Under the policy, the Audit/Compliance Committee reviews the material facts of all related party transactions that require the Committee’s approval and either approves or disapproves of the entry into the related party transaction. If advance Committee approval of a related party transaction is not feasible, the transaction must be entered into subject to the Committee’s later approval. Thereafter, the Committee will consider the transaction, and, if the Committee determines it to be appropriate, ratify it at the next regularly scheduled meeting of the Committee. In determining whether to approve or ratify a related party transaction, the Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director who is deemed a related party under the policy with respect to the transaction under consideration may participate in the approval process. All related party transactions approved by the Committee must be disclosed to the full Board of Directors.

Currently Granite is not a party to any related party transactions.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee is appointed by the Board of Directors and reports to the Board at each meeting. Its purpose is to (a) assist the Board in its oversight of (1) Granite’s accounting and financial reporting principles and policies, and internal and disclosure controls and procedures, including the internal audit function, (2) Granite’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) the integrity of Granite’s financial statements, (4) the qualifications and independence of Granite’s independent registered public accounting firm, (5) Granite’s compliance with legal and regulatory requirements, and (6) Granite’s Corporate Compliance Program and Code of Conduct; and (b) serve as the Qualified Legal Compliance Committee of the Board of Directors as required. The Committee is solely responsible for selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing the independent registered public accounting firm (or nominating an independent registered public accounting firm to be proposed for shareholder approval in any proxy statement).

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the effectiveness of the internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Corporate Compliance Officer and the Director of Internal Audit, and provides a detailed annual report to the Board on the progress of the program and plans for future activities.

The Director of Internal Audit reports directly to the Chairman of the Committee and has direct access and meets regularly with the Committee to discuss the results of internal audits and the quality of internal controls. The Corporate Compliance Officer also reports directly to the Committee.

The Committee reviewed and discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of Granite’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Granite’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T). In addition, the Committee has discussed with the independent registered public accounting firm the auditor’s independence from Granite and its management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Rule 3526.

The Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Granite’s internal controls, including internal control over financial reporting, and the overall quality of Granite’s financial reporting. In addition, the Committee reviewed with management and the independent registered public accounting firm drafts of Granite’s quarterly and annual financial statements and press releases prior to the public release of the quarterly earnings. In addition to the quarterly review, the Committee met with the Chief Executive Officer and the Chief Financial Officer to discuss the process adopted by management to enable them to sign the certifications that are required to accompany reports filed with the SEC.

Based on the review and discussions referred to above, the Committee recommended to Granite’s Board of Directors that Granite’s audited financial statements be included in Granite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Principal Accounting Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2008 and December 31, 2007 were:

	2008	2007
Audit Fees	$1,943,275	$1,687,625
Audit Related Fees	0	139,500
Tax Fees	0	0
All Other Fees	4,000	1,500

Total	$1,947,275	$1,828,625

Audit Fees were for professional services rendered for the audits of Granite’s consolidated financial statements including audits of internal control over financial reporting, audits of subsidiary financial statements, and quarterly financial reviews.

Audit Related Fees were for services rendered in connection with assistance with acquisition-related due diligence.

All Other Fees include an amount paid for a benchmarking study in 2008, and a software license in 2007 and 2008.

Audit Committee Pre-Approval Policies and Procedures

The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During 2008, no services were provided to us by PricewaterhouseCoopers LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Based on its review of the non-audit services provided by PricewaterhouseCoopers LLP, the committee believes that PricewaterhouseCoopers LLP’s provision of such non-audit services is compatible with maintaining their independence.

Members of the Audit/Compliance Committee:

David H. Kelsey, Chair	J. Fernando Niebla

James W. Bradford, Jr.	Rebecca A. McDonald

Proposal to Amend the
Granite Construction Incorporated
Amended and Restated 1999 Equity Incentive Plan

Our Amended and Restated 1999 Equity Incentive Plan (the “Plan”) was originally adopted by the Board of Directors in March 1999 and was approved by our shareholders at our annual meeting held on May 24, 2004. A further amendment to the Plan was approved by our shareholders at our annual meeting held on May 19, 2008. The Plan currently authorizes Granite to issue up to 4,250,000 shares of common stock to employees and directors, of which 1,654,077 shares remain available as of March 20, 2009 for the grant of new incentive awards. So that we may continue to offer a competitive equity incentive program and preserve our ability to deduct in full for federal income tax purposes compensation certain of our executive officers may recognize in connection with performance-based awards granted under the Plan, the shareholders are being asked to approve certain material terms of the Plan related to such awards.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the three other most highly compensated officers of a publicly-held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this limit.

Since the Plan was approved by the shareholders in 2004, we have granted performance units to our executive officers which provide for payments in cash and stock only upon the achievement of certain performance goals. This program has been instrumental in aligning the goals of the executives with the goals of our business plan. Recently, we have decided to shift the focus of our performance unit program by incorporating a new performance measure, total shareholder return, that fits with our evolving business plan, where total shareholder return is a function of change in stock price plus stock dividends paid. Granite is faced with significant financial challenges as it attempts to meet high growth, profit expectations and continually increasing capital investment demands essential to grow the business and maintain the current levels of operations (for example, replacement costs for aggregate reserves). Basing long-term incentive compensation on economic profit growth and total shareholder return ensures that capital is invested appropriately for the long term rather than focusing principally on short-term results to increase revenue and earnings. We believe it is necessary to amend the Plan to incorporate total shareholder return as an additional performance measure into the Plan in order to better motivate the participants to meet performance goals related to our current business plan and to enable compensation in connection with awards granted under the Plan to qualify as “performance based” within the meaning of Code Section 162(m) so that it is deductible by Granite for federal income tax purposes.

Therefore, the shareholders are being asked to approve an amendment to the Plan that will add total shareholder return as another performance criterion upon which awards of performance shares, performance units and certain awards of restricted stock and restricted stock units may be based.

The following provisions of the Plan are not being amended:

•  the eligibility requirements for participation in the Plan;

•  the maximum numbers of shares for which stock options, performance shares and awards of restricted stock or restricted stock units based on attainment of performance goals that may be granted to an employee in any fiscal year; and

•  any other provision of the Plan.

While we believe that compensation in connection with such awards under the Plan generally will be deductible by Granite for federal income tax purposes, under certain circumstances, such as a change in control of Granite, compensation paid in settlement of certain performance awards may not qualify as “performance-based.”

Material Terms of the Amendment

The following summary of the amendment to the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is available to any shareholder upon request. As defined in the tax rules, shareholders must approve each of the material terms of performance goals if the Company is to obtain tax deductions for the specified forms of performance-based compensation for executives whose total annual compensation exceeds $1 million, including (i) the employees eligible to receive compensation, (ii) the description of the business measurements on which the performance goals are based, and (iii) the formula used to calculate the maximum amount of compensation that can be paid to an employee under the arrangement. As discussed above, the employees eligible to receive compensation has not changed. The remaining material terms of the performance-based awards are described below.

Certain Award Limits

This amendment is not intended to change the following current Plan provisions. To enable compensation in connection with certain types of awards to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the Plan establishes a limit on the maximum aggregate number of shares or dollar limit for which any such award may be granted to an employee in any fiscal year.

Performance Awards

This amendment is not intended to change the following current Plan provisions. The Compensation Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Compensation Committee determines in writing and sets forth in a written agreement between Granite and the participant. These awards may be designated as restricted stock, restricted stock units, performance shares or performance units. Restricted stock awards are grants of stock.

Restricted stock units, performance shares and performance units are unfunded bookkeeping entries. Performance shares and performance units generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and $100 per unit. Performance awards will specify a predetermined amount of restricted stock, restricted stock units, performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, we may settle performance awards in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Compensation Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of Granite and each parent and subsidiary corporation consolidated with Granite for financial reporting purposes, or such division or business unit of Granite as may be selected by the Compensation Committee.

Performance Measures

Under the current Plan, the Compensation Committee, in its discretion, may base performance goals on one or more of the following performance measures: (a) revenue, (b) operating income, (c) pre-tax profit, (d) net income, (e) gross margin, (f) operating margin, (g) earnings per share, (h) return on shareholder equity, (i) return on capital, (j) return on net assets, (k) economic value added, (l) cash flow, (m) net operating profits after taxes, (n) net asset value, (o) cost of capital and weighted average cost of capital, (p) economic profit, (q) return on assets, (r) earnings before income tax and depreciation (EBITDA), (s) earnings before income tax (EBIT), (t) return on equity, (u) operating income and adjusted operating income, (v) gross income, (w) return on invested capital, (x) overhead, (y) net operating assets, and (z) safety incident rate (including total injury incident rate, OSHA recordable injury rate and lost time injury rate).

This amendment to the Plan would modify the list of performance measures such that the Compensation Committee, in its discretion, may, in addition to those items listed above, base performance goals on (aa) total shareholder return.

This amendment does not seek to change other provisions of the current Plan which provide that:

•  The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Compensation Committee. The degree of attainment of performance measures will, according to criteria established by the Compensation Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

•  Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Compensation Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Compensation Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on our common stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Compensation Committee may provide for the payment of dividend equivalents or interest during the deferral period.

•  Unless otherwise provided by the Compensation Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the Plan provides that, unless otherwise determined by the Compensation Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires a number of votes “For” the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the annual meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

The Board of Directors believes that approval of the amendment to the Plan is in the best interests of Granite and its shareholders for the reasons stated above.

The Board of Directors unanimously recommends a vote “FOR” this proposal to amend the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan.

Ratification of Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Granite’s independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2009. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, have been our auditors since 1982.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting. He or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate shareholder questions.

Although ratification is not required by Granite’s bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. The majority vote present at the annual meeting is required for approval of this proposal. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm, the Audit/Compliance Committee will reconsider the appointment. Even if the selection is ratified, the Audit/Compliance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year it if determines that such a change would be in the best interest of Granite and our shareholders.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

Shareholder Proposals to Be Presented
at the 2010 Annual Meeting

Under Granite’s bylaws, director nominations and proposals for other business to be presented at the annual shareholder meeting by a shareholder may be made only if that shareholder is entitled to vote at the meeting, gave the required notice, and was a shareholder of record at the time when he or she gave the required notice. In addition, matters other than nominations for election to the Board must conform to statutory requirements under the Delaware General Corporation Law.

The required notice must be in writing, must contain the information specified in our bylaws, and must be received at our principal executive offices not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

Separate from the notice, SEC rules entitle a shareholder to require us to include certain shareholder proposals in Granite’s proxy materials. However, those rules do not require us to include a nomination for election to the Board (or any other office) or set limits on the content of a shareholder proposal. We are also not required to include eligibility, timeliness, and other requirements (including a requirement that before a shareholder can submit his or her proposal, he or she must have continuously held at least $2,000 in market value or 1% of our common stock for at least one year).

Pursuant to Granite’s bylaws and the SEC rules, to be considered for inclusion in Granite’s proxy statement for presentation at our 2010 annual shareholder meeting, all shareholder proposals must be received by our Secretary at Granite’s principal executive offices on or before the close of business on Wednesday, December 2, 2009.

Other Matters

As of the date of this proxy statement, the only matters that management intends to present or knows that others will present at the meeting have been included in this proxy statement. If any other matters are properly presented at the meeting, or any adjournment, the persons named in the proxy card will vote the represented shares using their best judgment.

Dated: April 3, 2009	Michael Futch Vice President, General Counsel and Secretary

REVOCABLE PROXY
Granite Construction Incorporated
ANNUAL MEETING OF SHAREHOLDERS
May 15, 2009 10:30 a.m.
SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints William G. Dorey and LeAnne M. Stewart and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the undersigned is entitled to vote at Granite’s Annual Meeting of Shareholders to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 15, 2009, at 10:30 a.m., local time, and at any adjournment thereof (1) as specified upon the proposals listed below and as more particularly described in Granite’s Proxy Statement dated April 3, 2009, and (2) in their discretion upon such other matters as may properly come before the meeting.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
FOLD AND DETACH HERE
GRANITE CONSTRUCTION INCORPORATED — ANNUAL MEETING, MAY 15, 2009
YOUR VOTE IS IMPORTANT!
Annual meeting materials are available online at: http://www.cfpproxy.com/5195
You can vote in one of three ways:
1. Call toll free 1-888-216-1289 on a touch-tone phone. There is NO CHARGE to you for this call.
or
2. Via the Internet at https://www.proxyvotenow.com/gva and follow the instructions.
or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
5195

PLEASE MARK VOTES AS IN THIS EXAMPLE
REVOCABLE PROXY
GRANITE CONSTRUCTION INCORPORATED
Annual Meeting of Shareholders
MAY 15, 2009
Withhold For All For All Except
1. ELECTION OF DIRECTORS To elect David H. Kelsey, and James W. Bradford, Jr. as directors to hold office for a three-year term and until their respective successors are elected and have qualified.
Nominees:
(01) David H. Kelsey (02) James W. Bradford, Jr.
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.
A vote FOR proposals 1, 2 & 3 is recommended by the Board of Directors
For Against Abstain
2. To act upon a proposal to amend the Granite Construction Incorporated amended and restated 1999 Equity Incentive Plan.
3. To ratify the appointment by Granite’s Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
4. To grant discretionary authority to William G. Dorey or LeAnne M. Stewart to vote upon such other matters as may properly come before the meeting. (no vote required)
The persons that have made this solicitation know at this time of no other matters to be presented at the meeting.
The shares represented hereby shall be voted as specified. If no specification is made, such shares will be voted in favor of Proposals 1, 2, and 3.
Mark here if you plan to attend the meeting
Mark here for address change and note change below
Please be sure to date and sign this proxy card in the box below.
Date
Note: Please sign exactly as your name appears on this proxy card.
If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
If shares are held jointly, each holder should sign.
Sign above
IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
PROXY VOTING INSTRUCTIONS S
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a touch-tone phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m. PDT, May 15, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.
Vote by Telephone
Call toll-free on a touch-tone phone anytime prior to 3 a.m. PDT, May 15, 2009:
1-888-216-1289
Vote by Internet
vote online anytime prior to 3 a.m. PDT, May 15, 2009:
https://www.proxyvotenow.com/gva
Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.
ONLINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/5195
Your vote is important!

PROXY
Granite Construction Incorporated
ALLOCATED SHARES VOTING DIRECTIVE CARD FOR
ANNUAL MEETING OF SHAREHOLDERS
May 15, 2009 10:30 a.m.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
MAY BE REVOKED BEFORE IT IS VOTED.
The undersigned hereby directs Union Bank of California, N.A. as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan (the “Plan”) to vote all of the allocated shares of stock of GRANITE CONSTRUCTION INCORPORATED beneficially held for the undersigned by the Trust at Granite’s Annual Meeting of Shareholders to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 15, 2009, at 10:30 a.m., local time, and at any adjournment thereof (1) as specified upon the proposals listed below or as more particularly described in Granite’s Proxy Statement dated April 3, 2009, and (2) to grant to William G. Dorey and LeAnne M. Stewart the discretion to vote said shares upon such other matters as may properly come before the meeting.
IMPORTANT: PLEASE SIGN, DATE AND MAIL PROMPTLY THE ALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by May 12, 2009, you will be deemed to have authorized the Plan’s Committee to direct the Trustee how to vote these shares. As a participant in the Plan, you are entitled to vote your allocated portion of the shares of the common stock held in the Plan by the Trust. Your voting direction submitted to Union Bank of California, N.A., Trustee of the Plan, will be confidential.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
FOLD AND DETACH HERE
GRANITE CONSTRUCTION INCORPORATED — ANNUAL MEETING, MAY 15, 2009
YOUR VOTE IS IMPORTANT!
Annual meeting materials are available online at: http://www.cfpproxy.com/5195
You can vote in one of three ways:
1. Call toll free 1-888-216-1289 on a touch-tone phone. There is NO CHARGE to you for this call.
or
2. Via the Internet at https://www.proxyvotenow.com/gva and follow the instructions.
or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
5195/7299

PLEASE MARK VOTES AS IN THIS EXAMPLE
REVOCABLE PROXY
GRANITE CONSTRUCTION INCORPORATED
Annual Meeting of Shareholders MAY 15, 2009
Withhold For All For All Except
1. ELECTION OF DIRECTORS To elect David H. Kelsey, and James W. Bradford, Jr. as directors to hold office for a three-year term and until their respective successors are elected and have qualified.
Nominees:
(01) David H. Kelsey (02) James W. Bradford, Jr.
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.
A vote FOR proposals 1, 2 & 3 is recommended by the Board of Directors.
For Against Abstain
2. To act upon a proposal to amend the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan.
3. To ratify the appointment by Granite’s Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
4. To grant discretionary authority to William G. Dorey or LeAnne M. Stewart to vote upon such other matters as may properly come before the meeting. (No vote required)
The persons that have made this solicitation know at this time of no other matters to be presented at the meeting.
The shares represented hereby shall be voted as specified. If no specification is made, I authorize the Plan’s Committee to direct the Trustee how to vote these shares.
Mark here if you plan to attend the meeting
Mark here for address change and note change below
Please date and sign your name exactly as it appears Date on the stock certificate representing your shares.
Sign above
IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.
IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
PROXY VOTING INSTRUCTIONS S
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a touch-tone phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m. PDT, May 15, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.
Vote by Telephone
Call toll-free on a touch-tone phone anytime prior to 3 a.m. PDT, May 15, 2009:
1-888-216-1289
Vote by Internet
Vote online anytime prior to 3 a.m. PDT, May 15, 2009:
https://www.proxyvotenow.com/gva
Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.
ONLINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/5195
Your vote is important!
Rev. 1

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

GRANITE CONSTRUCTION INCORPORATED
Profit Sharing and 401(K) Plan Voting Directive Card for
Annual Meeting of Shareholders
The undersigned hereby directs Mercer Trust Company, as Trustee of the Granite Construction Profit Sharing and 401(K) Plan, to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED (“Granite”) beneficially held for me by the Plan at Granite’s Annual Meeting of Shareholders to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 15, 2009 at 10:30 a.m., local time, and at any adjournment thereof (1) as specified upon the proposals listed on the reverse side of this card and as more particularly described in Granite’s Proxy Statement dated April 3, 2009, and (2) to grant to William G. Dorey and LeAnne M. Stewart the discretion to vote said shares upon such other matters as may properly come before the meeting.
The shares represented here shall be voted as specified. IF NO SPECIFICATION IS MADE I AUTHORIZE FIDUCIARY COUNSELORS INC., AS INDEPENDENT FIDUCIARY FOR THE PLAN, TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES.

PLEASE MARK, SIGN, DATE AND RETURN THE
PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

Date: , 2009

Signature(s)	(Sign in the Box)

*(Please sign your name exactly as it appears on this proxy card)

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROFIT SHARING AND 401(K) PLAN VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If the Trustee has not received your voting directive card by May 12, 2009 Fiduciary Counselors Inc., as independent fiduciary for the Plan, will direct the Trustee how to vote these shares. As a participant in the Granite Construction Profit Sharing and 401(K) Plan (“the Plan”), you are entitled to vote your shares of the Common Stock held in the Plan. Your voting direction submitted to Mercer Trust Company, Trustee of the Plan, will be confidential.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, and 3.
Please fill in box(es) as shown using black or blue ink or number 2 pencil. Ä
PLEASE DO NOT USE FINE POINT PENS.

1.	ELECTION OF DIRECTORS	FOR	WITHHOLD	FOR ALL
	To elect nominees as directors to hold office for a three-year term and until their respective successors are elected and have qualified.	all nominees	for all nominees	Except
(01) David H. Kelsey and (02) James W. Bradford. Jr.

	(Instruction: To withhold authority to vote for any nominee(s), write that nominee’s(s’) names(s) or number(s) on the space provided above.)	Ä	Ä	Ä

		FOR	AGAINST	ABSTAIN

2.	To act upon a proposal to amend the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan.	Ä	Ä	Ä

3.	To ratify the appointment by Granite’s Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	Ä	Ä	Ä

4.	To grant discretionary authority to William G. Dorey and LeAnne M. Stewart to vote upon such other matters as may properly come before the meeting.

The persons that have made this solicitation know at this time of no other matters to be presented at the meeting.
PLEASE SIGN AND DATE ON THE REVERSE SIDE